ALEXANDER & BALDWIN, INC.



                                   $50,000,000
                      5.53% SERIES A SENIOR NOTES DUE 2016

                                   $50,000,000
                      5.55% SERIES B SENIOR NOTES DUE 2017

                                   $25,000,000
                      5.56% SERIES C SENIOR NOTES DUE 2016


                                  $400,000,000
                             PRIVATE SHELF FACILITY


                                NOTE PURCHASE AND
                             PRIVATE SHELF AGREEMENT




                                 April 19, 2006




                                TABLE OF CONTENTS


SECTION                                                              PAGE NO.
-------                                                              --------

1.       AUTHORIZATION OF ISSUE OF NOTES................................1
1A.      Authorization of Issue of Series A, B and C Notes..............1
1B.      Authorization of Issue of Shelf Notes..........................2

2.       PURCHASE AND SALE OF NOTES.....................................2
2A.      Purchase and Sale of Series A, B and C Notes...................2
2B.      Purchase and Sale of Shelf Notes...............................2
         2B(1).     Facility............................................2
         2B(2).     Issuance Period.....................................3
         2B(3).     Request for Purchase................................3
         2B(4).     Rate Quotes.........................................4
         2B(5).     Acceptance..........................................4
         2B(6).     Market Disruption...................................4
2C.      Closings.......................................................5
2D.      Fees...........................................................5
2D(i).   Structuring Fees...............................................5
2D(ii).  Shelf Notes Issuance Fee 5
2D(iii). Delayed Delivery Fee...........................................6
2D(iv).  Cancellation Fee...............................................6

3.       CONDITIONS OF CLOSING..........................................7
3A.      Certain Documents..............................................7
3B.      Representations and Warranties; No Default.....................8
3C.      Purchase Permitted by Applicable Laws..........................8
3D.      Payment of Fees................................................8

4.       PREPAYMENTS....................................................8
4A(1).   Required Prepayment of Series A Notes..........................8
4A(2).   Required Prepayment of Series B Notes..........................9
4A(3).   Required Prepayment of Series C Notes..........................9
4A(4).   Required Prepayments of Shelf Notes............................9
4B.      Optional Prepayment with Yield-Maintenance Amount..............9
4C.      Notice of Optional Prepayment..................................9
4D.      Application of Prepayments....................................10
4E.      Retirement of Notes...........................................10

5.       AFFIRMATIVE COVENANTS.........................................10
5A.      Financial Statements..........................................10
5B.      Inspection of Property     ...................................12
5C.      Covenant to Secure Notes Equally..............................12
5D.      Information Required by Rule 144A.............................12
5E.      Maintenance of Properties; Insurance..........................12
5F.      Environmental and Safety Laws.................................12

6.       NEGATIVE COVENANTS............................................13
6A.      Financial Covenants...........................................13
         6A(1).     Minimum Shareholders' Equity.......................13
         6A(2).     Debt to EBITDA Ratio...............................13
         6A(3).     Unencumbered Investment Properties.................13
6B.      Lien and Other Restrictions...................................13
         6B(1).     Liens           ...................................13
         6B(2).     Loans and Advances.................................14
         6B(3).     Merger and Sale of Assets..........................15
         6B(4).     Priority Debt   ...................................16
         6B(5).     Sale or Discount of Receivables....................16
         6B(6).     Sale-Leasebacks....................................17
         6B(7).     Transactions with Holders of Partnership or
                    Other Equity Interests.............................17
         6B(8).     Transfer of Assets to Subsidiaries.................17
         6B(9).     Sale of Stock and Debt of Subsidiaries.............17
6C.      Restricted Payments...........................................18

7.       EVENTS OF DEFAULT.............................................18
7A.      Acceleration..................................................18
7B.      Rescission of Acceleration 21
7C.      Notice of Acceleration or Rescission..........................21
7D.      Other Remedies................................................21

8.       REPRESENTATIONS, COVENANTS AND WARRANTIES.....................22
8A.      Organization               ...................................22
8B.      Financial Statements..........................................22
8C.      Actions Pending...............................................23
8D.      Outstanding Debt..............................................23
8E.      Title to Properties...........................................23
8F.      Taxes.........................................................23
8G.      Conflicting Agreements and Other Matters......................23
8H.      Offering of the Notes.........................................24
8I.      Regulation U, etc.............................................24
8J.      ERISA.........................................................24
8K.      Governmental Consent..........................................25
8L.      Utility Company Status........................................25
8M.      Investment Company Status.....................................25
8N.      Bank Holding Company Status...................................26
8O.      Real Property Matters.........................................26
8P.      Possession of Franchises, Licenses, etc.......................26
8Q.      Environmental and Safety Matters..............................26
8R.      Hostile Tender Offers.........................................26
8S.      Employee Relations............................................26
8T.      Regulations and Legislation...................................26
8U.      Foreign Assets Control Regulations, etc.......................27
8V.      Disclosure....................................................27

9.       REPRESENTATION OF THE PURCHASERS..............................27
9A.      Nature of Purchase............................................27
9B.      Source of Funds...............................................28

10.      DEFINITIONS; ACCOUNTING MATTERS...............................29
10A.     Yield Maintenance Terms.......................................29
10B.     Other Terms...................................................31
10C.     Accounting Principles, Terms and Determinations...............41

11.      MISCELLANEOUS.................................................41
11A.     Note Payments.................................................41
11B.     Expenses......................................................42
11C.     Consent to Amendments.........................................42
11D.     Form; Registration, Transfer and Exchange of Notes; Transfer
         Restriction...................................................43
11E.     Persons Deemed Owners, Participations.........................43
11F.     Survival of Representations and Warranties; Entire Agreement..44
11G.     Successors and Assigns........................................44
11H.     Independence of Covenants.....................................44
11I.     Notices.......................................................44
11J.     Descriptive Headings..........................................45
11K.     Satisfaction Requirement......................................45
11L.     Governing Law.................................................45
11M.     Payments Due on Non-Business Days.............................45
11N.     Severability..................................................45
11O.     Severalty of Obligations......................................45
11P.     Counterparts..................................................46
11Q.     Binding Agreement.............................................46


Schedules and Exhibits
----------------------

Information Schedule
Purchaser Schedules
Exhibit A-1           --     Form of Series A Note
Exhibit A-2           --     Form of Series B Note
Exhibit A-3           --     Form of Series C Note
Exhibit A-4           --     Form of Shelf Note
Exhibit B             --     Form of Request for Purchase
Exhibit C             --     Form of Confirmation of Acceptance
Exhibit D             --     Form of Opinion of Company's Counsel
Schedule 6B(1)        --     Liens
Schedule 8G           --     Agreements Restricting Debt

                          ALEXANDER & BALDWIN, INC.
                              822 Bishop Street
                           Honolulu, Hawaii 96813


         As of April 19, 2006


Prudential Investment Management, Inc.
Each Series A Purchaser, Series B Purchaser and Series C Purchaser
Each Prudential Affiliate
which becomes bound by certain
provisions of this Agreement as hereinafter provided
c/o Prudential Capital Group
Four Embarcadero Center
Suite 2700
San Francisco, CA 94111

Ladies and Gentlemen:

         The undersigned, Alexander & Baldwin, Inc. (the "Company") hereby agrees with you as follows:

         1.       AUTHORIZATION OF ISSUE OF NOTES.

         1A. Authorization of Issue of Series A, B and C Notes. The Company has authorized the issuance of (i) its senior promissory notes (the "Series A Notes") in the aggregate principal amount of $50,000,000, to be dated the date of issue thereof, to mature December 20, 2016 and to bear interest on the unpaid balance thereof from the date thereof until the principal thereof shall have become due and payable at the rate of 5.53% per annum, (ii) its senior promissory notes (the "Series B Notes") in the aggregate principal amount of $50,000,000, to be dated the date of issue thereof, to mature March 20, 2017 and to bear interest on the unpaid balance thereof from the date thereof until the principal thereof shall have become due and payable at the rate of 5.55% per annum and (iii) its senior promissory notes (the "Series C Notes") in the aggregate principal amount of $25,000,000, to be dated the date of issue thereof, to mature June 20, 2016, and to bear interest on the unpaid balance from the date thereof until the principal thereof shall have become due and payable at the rate of 5.56% per annum. Overdue principal, Yield Maintenance Amount and interest on each Series A Note, Series B Note and Series C Note shall bear interest at the rate specified therein. The Series A Notes shall be substantially in the form of Exhibit A-1 hereto, the Series B Notes shall be substantially in the form of Exhibit A-2 hereto and the Series C Notes shall be substantially in the form of Exhibit A-3 hereto. The terms "Series A Note," "Series A Notes," "Series B Note," "Series B Notes," "Series C Note" and "Series C Notes" as used herein shall include, as applicable, each Series A Note, Series B Note or Series C Note delivered pursuant to any provision of this Agreement and each Series A Note, Series B Note or Series C Note, as applicable, delivered in substitution or exchange therefore pursuant to any such provision.

         1B. Authorization of Issue of Shelf Notes. The Company has authorized the issue of its senior promissory notes (the "Shelf Notes") in the aggregate principal amount of $400,000,000, to be dated the date of issue thereof, to mature, in the case of each Shelf Note so issued, no more than twenty years from the date of original issuance, to have an average life, in the case of each Shelf Note so issued, of no more than fifteen years, to bear interest on the unpaid balance thereof from the date thereof at the rate per annum, and to have such other particular terms, as shall be set forth, in the case of each Shelf Note so issued, in the Confirmation of Acceptance with respect to such Shelf Note delivered pursuant to paragraph 2B(5), and to be substantially in the form of Exhibit A-4 attached hereto. The terms "Shelf Note" and "Shelf Notes" as used
   -----------
herein shall include each Shelf Note delivered pursuant to any provision of this Agreement and each Shelf Note delivered in substitution or exchange for any such Shelf Note pursuant to any such provision. The terms "Note" and "Notes" as used herein shall include each Series A, B and C Note and each Shelf Note delivered pursuant to any provision of this Agreement and each Note delivered in substitution or exchange for any such Note pursuant to any such provision. Notes which have (i) the same final maturity, (ii) the same principal prepayment dates, (iii) the same principal prepayment amounts (as a percentage of the original principal amount of each Note), (iv) the same interest rate, (v) the same interest payment periods and (vi) the same date of issuance (which, in the case of a Note issued in exchange for another Note, shall be deemed for these purposes the date on which such Note's ultimate predecessor Note was issued), are herein called a "Series" of Notes.

         2. PURCHASE AND SALE OF NOTES.

         2A. Purchase and Sale of Series A, B and C Notes. Subject to the terms and conditions herein set forth, the Company hereby agrees to sell to the Series A, B and C Purchasers and each Series A, B and C Purchaser agrees to purchase from the Company the aggregate principal amount of Series A, B and C Notes set forth opposite its name on the Purchaser Schedule attached hereto at 100% of such aggregate principal amount. On each of the Series A Closing Day, Series B Closing Day and Series C Closing Day, the Company will deliver to each Series A, B and C Purchaser (as applicable) at the offices of Prudential Capital Group, Four Embarcadero Center, Suite 2700, San Francisco, CA 94111, one or more Series A, B and C Notes (as applicable) registered in its name, evidencing the aggregate principal amount of Series A, B and C Notes to be purchased by it and in the denomination or denominations specified with respect to such Purchaser in the Purchaser Schedule attached hereto, against payment of the purchase price thereof by transfer of immediately available funds for credit to the Company's account #01-153498 at First Hawaii Bank, Honolulu, Hawaii, ABA Routing Number 121301015.

         2B. Purchase and Sale of Shelf Notes.

         2B(1). Facility. Prudential is willing to consider, in its sole discretion and within limits which may be authorized for purchase by Prudential and Prudential Affiliates from time to time, the purchase of Shelf Notes pursuant to this Agreement. The willingness of Prudential to consider such purchase of Shelf Notes is herein called the "Facility". At any time, the aggregate principal amount of Shelf Notes stated in paragraph 1B, minus the aggregate principal amount of the Notes then outstanding and all other notes issued and sold under this or any other agreement by the Company or any Subsidiary and held by Prudential or any Prudential Affiliate which are then outstanding, minus the aggregate principal amount of Accepted Notes (as hereinafter defined) and Series A, B and C Notes which have not yet been purchased and sold hereunder prior to such time, is herein called the "Available Facility Amount" at such time. NOTWITHSTANDING THE WILLINGNESS OF PRUDENTIAL TO CONSIDER PURCHASES OF SHELF NOTES, THIS AGREEMENT IS ENTERED INTO ON THE EXPRESS UNDERSTANDING THAT NEITHER PRUDENTIAL NOR ANY PRUDENTIAL AFFILIATE SHALL BE OBLIGATED TO MAKE OR ACCEPT OFFERS TO PURCHASE SHELF NOTES, OR TO QUOTE RATES, SPREADS OR OTHER TERMS WITH RESPECT TO SPECIFIC PURCHASES OF SHELF NOTES, AND THE FACILITY SHALL IN NO WAY BE CONSTRUED AS A COMMITMENT BY PRUDENTIAL OR ANY PRUDENTIAL AFFILIATE.

         2B(2). Issuance Period. Shelf Notes may be issued and sold pursuant to this Agreement until the earlier of (i) the third anniversary of the date of this Agreement (or if such anniversary is not a Business Day, the Business Day next preceding such anniversary) and (ii) the thirtieth day after Prudential shall have given to the Company, or the Company shall have given to Prudential, a written notice stating that it elects to terminate the issuance and sale of Shelf Notes pursuant to this Agreement (or if such thirtieth day is not a Business Day, the Business Day next preceding such thirtieth day). The period during which Shelf Notes may be issued and sold pursuant to this Agreement is herein called the "Issuance Period".

         2B(3). Request for Purchase. The Company may from time to time during the Issuance Period make requests for purchases of Shelf Notes (each such request being herein called a "Request for Purchase"). Each Request for Purchase shall be made to Prudential by telefacsimile or overnight delivery service, and shall (i) specify the aggregate principal amount of Shelf Notes covered thereby, which shall not be less than $5,000,000 and not be greater than the Available Facility Amount at the time such Request for Purchase is made, (ii) specify the principal amounts, final maturities, principal prepayment dates and amounts and interest payment periods (quarterly or semiannual in arrears) of the Shelf Notes covered thereby, (iii) specify the use of proceeds of such Shelf Notes, (iv) specify the proposed day for the closing of the purchase and sale of such Shelf Notes, which shall be a Business Day during the Issuance Period not less than 5 Business Days after the making of such Request for Purchase, (v) specify the number of the account and the name and address of the depository institution to which the purchase price of such Shelf Notes is to be transferred on the Closing Day for such purchase and sale, (vi) certify that the representations and warranties contained in paragraph 8 are true on and as of the date of such Request for Purchase and that there exists on the date of such Request for Purchase no Event of Default or Default, and (vii) be substantially in the form of Exhibit B attached hereto. Each Request for Purchase shall be in writing and
   ---------
shall be deemed made when received by Prudential.

         2B(4). Rate Quotes. Not later than five Business Days after the Company shall have given Prudential a Request for Purchase pursuant to paragraph 2B(3), Prudential may, but shall be under no obligation to, provide to the Company by telephone or telefacsimile, in each case between 9:30 a.m. and 2:00 p.m. New York City local time (or such later time as Prudential may elect) interest rate quotes for the several principal amounts, maturities, principal prepayment schedules, and interest payment periods of Shelf Notes specified in such Request for Purchase. Each quote shall represent the interest rate per annum payable on the outstanding principal balance of such Shelf Notes at which Prudential or a Prudential Affiliate would be willing to purchase such Shelf Notes at 100% of the principal amount thereof.

         2B(5). Acceptance. Within five minutes after Prudential shall have provided any interest rate quotes pursuant to paragraph 2B(4), or such shorter period as Prudential may specify to the Company (such period herein called the "Acceptance Window"), the Company may, subject to paragraph 2B(6), elect to accept such interest rate quotes as to not less than $5,000,000 aggregate principal amount of the Shelf Notes specified in the related Request for Purchase. Such election shall be made by an Authorized Officer of the Company notifying Prudential by telephone or telefacsimile within the Acceptance Window that the Company elects to accept such interest rate quotes, specifying the financial terms referred to in clause (ii) of paragraph 2B(3) with respect to such Shelf Notes (each such Note being herein called an "Accepted Note") as to which such acceptance (herein called an "Acceptance") relates. The day the Company notifies an Acceptance with respect to any Accepted Notes is herein called the "Acceptance Day" for such Accepted Notes. Any interest rate quotes as to which Prudential does not receive an Acceptance within the Acceptance Window shall expire, and no purchase or sale of Shelf Notes hereunder shall be made based on such expired interest rate quotes. Subject to paragraph 2B(6) and the other terms and conditions hereof, the Company agrees to sell to Prudential or a Prudential Affiliate, and Prudential agrees to purchase, or to cause the purchase by a Prudential Affiliate of, the Accepted Notes at 100% of the principal amount of such Shelf Notes. As soon as practicable following the Acceptance Day, the Company and each Prudential Affiliate which is to purchase any such Accepted Notes will execute a confirmation of such Acceptance substantially in the form of Exhibit C attached hereto (herein called a
                             ---------
"Confirmation of Acceptance"). If the Company should fail to execute and return to Prudential within three Business Days following receipt thereof from Prudential of a Confirmation of Acceptance with respect to any Accepted Notes, Prudential may at its election at any time prior to its receipt thereof cancel the closing with respect to such Accepted Notes by so notifying the Company in writing.

         2B(6). Market Disruption. Notwithstanding the provisions of paragraph 2B(5), if Prudential shall have provided interest rate quotes pursuant to paragraph 2B(4) and thereafter prior to the time an Acceptance with respect to such quotes shall have been notified to Prudential in accordance with paragraph 2B(5) the domestic market for U.S. Treasury securities or derivatives shall have closed or there shall have occurred a general suspension, material limitation, or significant disruption of trading in securities generally on the New York Stock Exchange or in the domestic market for U.S. Treasury securities or derivatives, then such interest rate quotes shall expire, and no purchase or sale of Notes hereunder shall be made based on such expired interest rate quotes. If the Company thereafter notifies Prudential of the Acceptance of any such interest rate quotes, such Acceptance shall be ineffective for all purposes of this Agreement, and Prudential shall promptly notify the Company that the provisions of this paragraph 2B(6) are applicable with respect to such Acceptance.

         2C. Closings. Not later than 1:30 p.m. (New York City local time) on the Series A Closing Day, the Series B Closing Day, the Series C Closing Day and the Closing Day for any Accepted Notes, the Company will deliver to each Purchaser listed on the Purchaser Schedule relating thereto at the offices of Prudential Capital Group the Series A Notes, Series B Notes, Series C Notes or Accepted Notes to be purchased by such Purchaser on such Closing Day in the form of one or more Notes in authorized denominations as such Purchaser may request, dated the applicable Closing Day and registered in such Purchaser's name (or in the name of its nominee), against payment of the purchase price thereof by transfer of immediately available funds for credit to the account specified by the Company herein or in the Request for Purchase relating to such Notes. If the Company fails to tender to any Purchaser the Series A Notes, Series B Notes, Series C Notes or Accepted Notes to be purchased by such Purchaser on the scheduled Closing Day for such Notes as provided above, or any of the conditions specified in paragraph 3 shall not have been fulfilled by the time required on such scheduled Closing Day, the Company shall, prior to 2:30 p.m., New York City local time, on such scheduled Closing Day notify Prudential (which notification shall be deemed received by each Purchaser) in writing whether (i) such closing is to be rescheduled (such rescheduled date to be a Business Day during the Issuance Period not less than one Business Day and not more than thirty days after such scheduled Closing Day (the "Rescheduled Closing Day") and certify to Prudential (which certification shall be for the benefit of each Purchaser) that the Company reasonably believes that it will be able to comply with the conditions set forth in paragraph 3 on such Rescheduled Closing Day and that the Company will pay the Delayed Delivery Fee in accordance with paragraph 2D(iii) or (ii) such closing is to be canceled. In the event that the Company shall fail to give such notice referred to in the preceding sentence, Prudential (on behalf of each Purchaser) may at its election, at any time after 2:30 p.m., New York City local time, on such scheduled Closing Day, notify the Company in writing that such closing is to be canceled. Notwithstanding anything to the contrary appearing in this Agreement, the Company may not elect to reschedule a closing with respect to any Notes on more than one occasion, unless Prudential shall have otherwise consented in writing.

         2D. Fees.

         2D(i). Structuring Fee. In consideration for the time, effort and expense involved in the preparation, negotiation and execution of this Agreement, at the time of the execution and delivery of this Agreement, the Company shall pay to (or as directed by) Prudential in immediately available funds a non-refundable fee (herein called the "Structuring Fee") in the amount of $100,000.

         2D(ii). Shelf Notes Issuance Fee. The Company agrees to pay to each Purchaser in immediately available funds a fee (herein called the "Issuance Fee") on each Closing Day in an amount equal to 0.10% of the aggregate principal amount of Shelf Notes sold to such Purchaser on such Closing Day.

         2D(iii). Delayed Delivery Fee. If the closing of the purchase and sale of the Series A Notes, the Series B Notes, the Series C Notes or any Accepted Notes is delayed for any reason beyond the original Closing Day therefor, the Company agrees to pay to (or as directed by) Prudential on the Cancellation Date or actual closing date of such purchase and sale, a fee (herein called the "Delayed Delivery Fee") calculated as follows:

                          (BEY - MMY) X DTS/360 X PA

where "BEY" means Bond Equivalent Yield, i.e., the bond equivalent yield per annum of such Note, "MMY" means Money Market Yield, i.e., the yield per annum on a commercial paper investment of the highest quality selected by Prudential on the date Prudential receives notice of the delay in the closing for such Note having a maturity date or dates the same as, or closest to, the Rescheduled Closing Day (a new alternative investment being selected by Prudential each time such closing is delayed); "DTS" means Days to Settlement, i.e., the number of actual days elapsed from and including the original Closing Day with respect to such Note to but excluding the date of such payment; and "PA" means Principal Amount, i.e., the principal amount of the Series A Note, the Series B Note, Series C Note or the Accepted Note for which such calculation is being made. In no case shall the Delayed Delivery Fee be less than zero. Nothing contained herein shall obligate any Purchaser to purchase any Series A Note, any Series B Note, any Series C Note or any Accepted Note on any day other than the original Closing Day for such Note, as the same may be rescheduled from time to time in compliance with paragraph 2C. Notwithstanding the foregoing, no Delayed Delivery Fee shall be payable in connection with the closing of the purchase and sale of any Series of Notes if all of the conditions precedent set forth in paragraph 3 (other than the condition precedent in paragraph 3C) have been timely satisfied on or prior to the original Closing Day therefor and any relevant Purchaser fails to purchase any such Notes on such Closing Day.

         2D(iv). Cancellation Fee. If the Company at any time notifies Prudential in writing that the Company is canceling the closing of the purchase and sale of the Series A Notes, the Series B Notes, the Series C Notes or any Accepted Notes, or if Prudential notifies the Company in writing under the circumstances set forth in the penultimate sentence of paragraph 2C that the closing of the purchase and sale of the Series A Notes, the Series B Notes, the Series C Notes or any Accepted Notes is to be canceled (or under the circumstances set forth in the last sentence of paragraph 2B(5) that the purchase and sale of any Accepted Notes is to be cancelled), or if the closing of the purchase and sale of any Series of Notes is not consummated on or prior to the last day of the Issuance Period (the date of any such notification, or the last day of the Issuance Period, as the case may be, being herein called the "Cancellation Date"), the Company agrees to pay to Prudential in immediately available funds an amount (the "Cancellation Fee") calculated as follows:

                                PI X PA

where "PI" means Price Increase, i.e., the quotient (expressed in decimals) obtained by dividing (a) the excess of the ask price (as determined by Prudential) of the Hedge Treasury Note(s) on the Cancellation Date over the bid price (as determined by Prudential) of the Hedge Treasury Notes(s) on the date the interest rate was locked on the Series A Notes, Series B Notes or Series C Notes or on the Acceptance Day for such Accepted Notes (as applicable) by (b) such applicable bid price; and "PA" has the meaning ascribed to it in paragraph 2D(iii). The foregoing bid and ask prices shall be as reported by such publicly available source of such market data as is then customarily utilized by Prudential. Each price shall be based on a U.S. Treasury security having a par value of $100.00 and shall be rounded to the second decimal place. In no case shall the Cancellation Fee be less than zero. Notwithstanding the foregoing, no Cancellation Fee shall be due (i) with respect to the Series A, B or C Notes if the Company is unable to make on the applicable Closing Day the representation in the last sentence of paragraph 8B (but all other conditions to closing set forth in paragraph 3 have been satisfied) and the relevant Purchasers are unwilling to purchase the applicable Notes as a result, or (ii) in connection with any proposed purchase and sale of any Series of Notes if all of the conditions precedent set forth in paragraph 3 (other than the condition precedent in paragraph 3C) have been timely satisfied on or prior to the applicable Closing Day therefor and any relevant Purchaser fails to purchase any such Notes on such Closing Day.

         3. CONDITIONS OF CLOSING. On or before the date on which this Agreement is executed and delivered the Company shall pay to Prudential the Structuring Fee referenced in paragraph 2D(i). The obligation of any Purchaser to purchase and pay for any Notes is subject to the satisfaction, on or before the Closing Day for such Notes, of the following conditions:

         3A. Certain Documents. Such Purchaser shall have received the following, each dated the date of the applicable Closing Day:

                    (i) The Note(s) to be purchased by such Purchaser.

                    (ii) Certified copies of the resolutions of the Board of Directors of the Company authorizing the execution and delivery of this Agreement and the issuance of the Notes, and of all documents evidencing other necessary corporate action and governmental approvals, if any, with respect to this Agreement and the Notes.

                    (iii) A certificate of the Secretary or an Assistant Secretary and one other officer of the Company certifying the names and true signatures of the officers of the Company authorized to sign this Agreement and the Notes and the other documents to be delivered hereunder.

                    (iv) Certified copies of the Certificate of Incorporation and By-laws of the Company.

                    (v) A favorable opinion of the Chief Legal Officer of the Company (or such other counsel designated by the Company and acceptable to the Purchaser(s)) satisfactory to such Purchaser and substantially in the form of Exhibit D attached hereto and as to such other matters
                        ---------
         as such Purchaser may reasonably request. The Company hereby directs such counsel to deliver such opinion, agrees that the issuance and sale of any Notes will constitute a reconfirmation of such direction, and understands and agrees that each Purchaser receiving such an opinion will and is hereby authorized to rely on such opinion.

                    (vi) A good standing certificate for the Company from the Department of Commerce and Consumer Affairs of the State of Hawaii and, if different, from the Company's jurisdiction of incorporation, in each case dated as of a recent date and such other evidence of the status of the Company as such Purchaser may reasonably request.

                    (vii) Additional documents or certificates with respect to legal matters or corporate or other proceedings related to the transactions contemplated hereby as may be reasonably requested by such Purchaser.

         3B. Representations and Warranties; No Default. The representations and warranties contained in paragraph 8 shall be true on and as of such Closing Day, except to the extent of changes caused by the transactions herein contemplated; there shall exist on such Closing Day no Event of Default or Default; and the Company shall have delivered to such Purchaser an Officer's Certificate, dated such Closing Day, to both such effects.

         3C. Purchase Permitted by Applicable Laws. The purchase of and payment for the Notes to be purchased by such Purchaser on the terms and conditions herein provided (including the use of the proceeds of such Notes by the Company) shall not violate any applicable law or governmental regulation (including, without limitation, Section 5 of the Securities Act or Regulation T, U or X of the Board of Governors of the Federal Reserve System) and shall not subject such Purchaser to any tax, penalty, liability or other onerous condition under or pursuant to any applicable law or governmental regulation, and such Purchaser shall have received such certificates or other evidence as it may request to establish compliance with this condition. This paragraph 3C is a closing condition and shall not be construed as a tax indemnity.

         3D. Payment of Fees. The Company shall have paid to Prudential and each Purchaser any fees due it pursuant to or in connection with this Agreement, including any Issuance Fee due pursuant to paragraph 2D(ii) and any Delayed Delivery Fee due pursuant to paragraph 2D(iii).

         4. PREPAYMENTS. The Notes shall be subject to scheduled required prepayment as and to the extent provided in paragraph 4A. The Notes shall also be subject to prepayment under the circumstances set forth in paragraph 4B. Any prepayment made by the Company pursuant to any other provision of this paragraph 4 shall not reduce or otherwise affect its obligation to make any required prepayment as specified in paragraph 4A.

         4A(1). Required Prepayment of Series A Notes. Until the Series A Notes have been paid in full, the Company shall prepay the Series A Notes, without Yield Maintenance Amount, in eleven installments, each in the amount of $4,166,666.67, on June 20 and December 20 of each year, commencing on June 20, 2011, and such principal amount of the Series A Notes, together with interest thereon to the payment dates, shall become due on such payment dates. The remaining principal amount of the Series A Notes, together with interest accrued thereon, shall become due on the maturity date of the Series A Notes.

         4A(2). Required Prepayment of Series B Notes. Until the Series B Notes have been paid in full, the Company prepay the Series B Notes, without Yield Maintenance Amount, in nine installments, each in the amount of $5,000,000, on March 20 and September 20 of each year, commencing on September 20, 2012, and such principal amount of the Series B Notes, together with interest thereon to the payment dates, shall become due on such payment dates. The remaining principal amount of the Series B Notes, together with interest accrued thereon, shall become due on the maturity date of the Series B Notes.

         4A(3). Required Prepayment of Series C Notes. Until the Series C Notes have been paid in full, the Company shall prepay the Series C Notes, without Yield Maintenance Amount, in four installments, each in the amount of $5,000,000, on June 20 and December 20 of each year, commencing on June 20, 2014, and such principal amount of the Series C Notes, together with interest thereon to the payment dates, shall become due on such payment dates. The remaining principal amount of the Series C Notes, together with interest accrued thereon, shall become due on the maturity date of the Series C Notes.

         4A(4). Required Prepayments of Shelf Notes. Each Series of Shelf Notes shall be subject to required prepayments, if any, set forth in the Notes of such Series.

         4B. Optional Prepayment With Yield-Maintenance Amount. The Notes of each Series shall be subject to prepayment, in whole at any time or from time to time in part (in integral multiples of $100,000 and in a minimum amount of $1,000,000), at the option of the Company, at 100% of the principal amount so prepaid plus interest thereon to the prepayment date and the Yield-Maintenance Amount, if any, with respect to each such Note. Any partial prepayment of a Series of the Notes pursuant to this paragraph 4B shall be applied in satisfaction of required payments of principal in inverse order of their scheduled due dates.

         4C. Notice of Optional Prepayment. The Company shall give the holder of each Note of a Series to be prepaid pursuant to paragraph 4B irrevocable written notice of such prepayment not less than 10 Business Days prior to the prepayment date, specifying such prepayment date, the aggregate principal amount of the Notes of such Series to be prepaid on such date, the principal amount of the Notes of such Series held by such holder to be prepaid on that date and that such prepayment is to be made pursuant to paragraph 4B. Notice of prepayment having been given as aforesaid, the principal amount of the Notes specified in such notice, together with interest thereon to the prepayment date and together with the Yield-Maintenance Amount, if any, herein provided, shall become due and payable on such prepayment date. The Company shall, on or before the day on which it gives written notice of any prepayment pursuant to paragraph 4B, give telephonic notice of the principal amount of the Notes to be prepaid and the prepayment date to each Significant Holder which shall have designated a recipient for such notices in the purchaser schedule attached hereto or to the applicable Confirmation of Acceptance or by notice in writing to the Company.

         4D. Application of Prepayments. In the case of each prepayment of less than the entire unpaid principal amount of all outstanding Notes of any Series pursuant to paragraph 4A or 4B, the amount to be prepaid shall be applied pro rata to all outstanding Notes of such Series (including, in the case of any prepayment pursuant to paragraph 4A, all Notes prepaid or otherwise retired or purchased or otherwise acquired by the Company or any of its Subsidiaries or Affiliates other than by prepayment pursuant to paragraph 4A or 4B) according to the respective unpaid principal amounts thereof.

         4E. Retirement of Notes. The Company shall not, and shall not permit any of its Subsidiaries or Affiliates to, prepay or otherwise retire in whole or in part prior to their stated final maturity (other than by prepayment pursuant to paragraphs 4A or 4B, or upon acceleration of such final maturity pursuant to paragraph 7A), or purchase or otherwise acquire, directly or indirectly, Notes of any Series held by any holder unless the Company or such Subsidiary or Affiliate shall have offered to prepay or otherwise retire or purchase or otherwise acquire, as the case may be, the same proportion of the aggregate principal amount of Notes of such Series held by each other holder of Notes of such Series at the time outstanding upon the same terms and conditions. Any Notes so prepaid or otherwise retired or purchased or otherwise acquired by the Company or any of its Subsidiaries or Affiliates shall not be deemed to be outstanding for any purpose under this Agreement, except as provided in paragraph 4D.

         5. AFFIRMATIVE COVENANTS. During the Issuance Period and so long thereafter as any Note is outstanding and unpaid, the Company covenants as follows:

         5A. Financial Statements. The Company covenants that it will deliver to each holder of the Notes in duplicate:

                    (i) as soon as practicable and in any event within the earlier to occur of 60 days after the end of each quarterly period (other than the last quarterly period) in each fiscal year or the date on which another creditor of the Company first receives such information, consolidated statements of income and cash flows of the Company and its Subsidiaries for the period from the beginning of the current fiscal year to the end of such quarterly period, and a consolidated balance sheet of the Company and its Subsidiaries as at the end of such quarterly period, setting forth in each case in comparative form figures for the corresponding period in the preceding fiscal year, all in reasonable detail and certified by an authorized financial officer of the Company, subject only to changes resulting from year-end adjustments;

                    (ii) as soon as practicable and in any event within the earlier to occur of 120 days after the end of each fiscal year or the date on which another creditor of the Company first receives such information, consolidated statements of income and cash flows of the Company and its Subsidiaries for such year and a consolidated balance sheet of the Company and its Subsidiaries as at the end of such year, setting forth in each case in comparative form corresponding figures from the preceding annual audit, all in reasonable detail and reasonably satisfactory in scope to the Required Holder(s) and certified by independent public accountants of recognized standing whose opinion shall be unqualified and otherwise satisfactory in scope and substance to the Required Holder(s), provided that such opinion
                                                  -------------
         shall be deemed otherwise satisfactory if prepared and rendered in accordance with GAAP and generally accepted auditing standards;

                    (iii) promptly upon transmission thereof, copies of all such financial, proxy and information statements, notices and other reports as are sent to the Company's stockholders and copies of all registration statements (with such exhibits as any holder reasonably requests) and all reports which are filed with the Securities and Exchange Commission (or any governmental body or agency succeeding to the functions of the Securities and Exchange Commission);

                    (iv) promptly upon receipt thereof, a copy of each other report submitted to the Company or any of its Subsidiaries by independent accountants in connection with any material annual, interim or special audit made by them of the books of such Company or such Subsidiary pursuant to a request by the Company's Board of Directors;

                    (v) promptly after the furnishing thereof, copies of any certificate, statement or report furnished to any other holder of the securities of the Company pursuant to the terms of any indenture, loan, credit or similar agreement or instrument and not otherwise required to be furnished to the holders of the Notes pursuant to any other clause of this paragraph 5; and

                    (vi) with reasonable promptness, such other financial data (including without limitation the information specified in paragraph 5E(ii)) as any holder of Notes may reasonably request.

Together with each delivery of financial statements required by clauses (i) and
(ii) above, the Company will deliver to each holder of Notes an Officers' Certificate (a) setting forth the aggregate amount of Restricted Payments made during such fiscal period and computations showing (non)compliance with the covenants in paragraphs 6A(1), 6A(2), 6A(3), 6B(2)(iv), 6B(3)(iv), 6B(3)(v),
6B(3)(vi), 6B(4) and 6B(6)(ii); and (b) stating that to the best of his or her knowledge, after due inquiry, there exists no Default or Event of Default, or if any such Default or Event of Default exists, specifying the nature and period of existence thereof and what action the Company proposes to take with respect thereto.

         The Company also covenants that forthwith upon a Principal Officer obtaining actual knowledge of an Event of Default or Default, it will deliver to each holder of Notes an Officers' Certificate specifying the nature and period of existence thereof and what action the Company proposes to take with respect thereto.

         5B. Inspection of Property. The Company covenants that it will permit any employees or designated representatives of Prudential, any Prudential Affiliate or any other holder of Notes in an original principal amount in excess of $5,000,000, at such Person's expense, to visit and inspect any of the properties of the Company and its Subsidiaries, to examine their books and financial records and to make copies thereof or extracts therefrom and to discuss their affairs, finances and accounts with the Principal Officers and the Company's independent certified public accountants, all at such times as the Company and such Person reasonably agree and as often as such Person may reasonably request.

         5C. Covenant to Secure Notes Equally. The Company covenants that, if it or any of its Subsidiaries shall create, assume or otherwise incur any Lien upon any of its property or assets, whether now owned or hereafter acquired, other than Liens permitted by the provisions of paragraph 6B(1) (unless prior written consent to the creation or assumption thereof shall have been obtained pursuant to paragraph 11C), it will make or cause to be made effective provision whereby the Notes will be secured by such Lien equally and ratably with any and all other Debt thereby secured so long as any such other Debt shall be so secured.

         5D. Information Required by Rule 144A. The Company covenants that it will, upon the request of the holder of any Note, provide such holder, and any qualified institutional buyer designated by such holder, such financial and other information as such holder may reasonably determine to be necessary in order to permit compliance with the information requirements of Rule 144A under the Securities Act in connection with the resale of Notes, except at such times as the Company is subject to and in compliance with the reporting requirements of section 13 or 15(d) of the Exchange Act. For the purpose of this paragraph 5D, the term "qualified institutional buyer" shall have the meaning specified in Rule 144A under the Securities Act.

         5E. Maintenance of Properties; Insurance. The Company covenants that it and each Subsidiary will (i) maintain or cause to be maintained in good repair, working order and condition all properties used or useful at that time in its business and from time to time will make or cause to be made all appropriate repairs, renewals and replacements thereof and (ii) maintain insurance with reputable and financially sound insurers in such amounts and against such liabilities and hazards as is customarily maintained by other companies operating similar businesses and together with each delivery of financial statements under clause (ii) of paragraph 5A, upon the request of any Significant Holder of Notes, deliver certificates of insurance to the foregoing effect to such Significant Holder.

         5F. Environmental and Safety Laws. (i) The Company covenants that it will deliver promptly to each Significant Holder notice of (a) any material enforcement, cleanup, removal or other material governmental or regulatory action instituted or, to the Company's best knowledge, threatened against the Company or any Subsidiary pursuant to any Environmental and Safety Laws, (b) all material Environmental Liabilities and Costs against or in respect of the Property, the Company or any Subsidiary and (c) the Company's or any Subsidiary's discovery of any occurrence or condition on any real property adjoining or in the vicinity of the Property that the Company or such Subsidiary has reason to believe could cause the Property or any material part thereof to be subject to any material restrictions on its ownership, occupancy, transferability or use under any Environmental and Safety Laws.

                    (ii) The Company covenants that it will, and will cause each of the Subsidiaries to, keep and maintain the Property and conduct its and their operations in compliance in all material respects with all applicable Environmental and Safety Laws.



         6. NEGATIVE COVENANTS. During the Issuance Period and so long thereafter as any Note or amount due hereunder is outstanding and unpaid, the Company covenants as follows:

         6A. Financial Covenants. The Company will not permit:

         6A(1). Minimum Consolidated Shareholders' Equity. Consolidated Shareholders' Equity at any time to be less than the sum of (a) $760,631,250 plus (b) to the extent positive, 25% of Consolidated Net Income for each fiscal quarter ended after December 31, 2005 (such required minimum consolidated shareholders' equity amount not to be reduced by any consolidated net loss during any such fiscal quarter).

         6A(2). Debt to EBITDA Ratio. The Debt to EBITDA Ratio at any time to exceed 375%; or

         6A(3). Unencumbered Investment Properties. The Unencumbered Investment Property Value as of the last day of any two consecutive fiscal quarters to be less than the lesser of (i) $350,000,000 or (ii) an amount equal to 50% of Total Investment Property Value on the corresponding date, unless Net Operating Income from Unencumbered Investment Properties for the four consecutive fiscal quarter period ended on the later of such dates was at least $28,000,000.

         6B. Lien and Other Restrictions. The Company will not, and will not permit any Subsidiary to:

         6B(1). Liens. Create, assume or suffer to exist at any time any Lien on or with respect to any of its property or assets, whether now owned or hereafter acquired (whether or not provision is made for the equal and ratable securing of the Notes in accordance with the provisions of paragraph 5C hereof), except:

                    (i) Liens for taxes not yet due or which are being actively contested in good faith by appropriate proceedings and for which adequate reserves have been established;

                    (ii) Liens incidental to the conduct of its business or the ownership of its property and assets which were not incurred in connection with the borrowing of money or the obtaining of advances of credit, or the guarantee, maintenance, extension or renewal of the same, and which do not in the aggregate materially detract from the value of its property or assets, taken as a whole, or materially impair the use thereof in the operation of its business;

                    (iii)(A) Liens on the vessels owned or to be owned or chartered, or any shoreside facilities, equipment or containers owned, leased or to be owned or leased by Matson or Matson Subsidiaries and
         (B) Liens securing Debt between Subsidiaries or owing to the Company by a Subsidiary;

                    (iv) any Lien created to secure all or any part of the purchase price, or to secure Debt incurred or assumed to pay all or any part of the purchase price or cost of construction, of any real property (or any improvement thereon) or tangible personal property (or any improvement thereon) acquired or constructed by the Company or a Subsidiary after the date of this Agreement, provided that

                         (A) any such Lien shall extend solely to the item or
                  items of such property (or improvement thereon) so acquired or constructed and, if required by the terms of the instrument originally creating such Lien, other property (or improvement thereon) which is an improvement to or is acquired for specific use in connection with such acquired or constructed property (or improvement thereon) or which is real property being improved by such acquired or constructed property (or improvement thereon),

                         (B) the principal amount of the Debt secured by any
                  such Lien shall at no time exceed an amount equal to the fair market value of such property (or improvement thereon) at the time of such acquisition or construction, and

                         (C) any such Lien shall be created contemporaneously
                  with, or within 365 days after, the acquisition or construction of such property;

                    (v) Liens (other than as specified in clauses (i) - (iv) above) of the Company and Subsidiaries in existence on December 31, 2005 as set forth in Schedule 6B(1); and

                    (vi) subject to compliance with paragraph 6B(4), Liens securing Debt other than as set forth in the foregoing clauses (i) -
         (v); provided that there shall not exist any Lien of any kind on the
              --------
         shares of the Voting Stock of any Subsidiary, unless the Company and Subsidiaries continue to own shares of Voting Stock of such Subsidiary which are not subject to any Lien and which represent a majority of the Voting Stock of such Subsidiary;

         6B(2). Loans and Advances. Make or permit to remain outstanding at any time any loan or advance to any Person, except that the Company and its Subsidiaries may:

                    (i) subject to paragraph 6B(4), make or permit to remain outstanding loans and advances to the Company and Subsidiaries;

                    (ii) make or permit to remain outstanding travel and other like advances and customary employee benefits in reasonable amounts to employees in the ordinary course of business;

                    (iii) make or permit to remain outstanding Third Party loans and advances on standard arm's-length terms, all such loans and advances not to exceed an aggregate of $50,000,000 at any time outstanding; and

                    (iv) make or permit to remain outstanding purchase money loans to Persons to whom it sells real property in the ordinary course of its Property Development Activities, provided that the aggregate amount of all such purchase money loans may not exceed at any one time an amount equal to 15% of Consolidated Total Assets at the end of the fiscal quarter most recently-ended as of any date of determination;

         6B(3). Merger and Sale of Assets. Merge with or into or consolidate with any other Person or sell, lease, transfer or otherwise dispose of its assets, except that:

                    (i) any Subsidiary may merge with the Company, so long as the Company is the surviving corporation;

                    (ii) any Subsidiary may merge with another Subsidiary, or sell, lease, transfer or otherwise dispose of its assets to another Subsidiary or to the Company; provided, however, that no Subsidiary
                                       --------  -------
         (other than Matson or any successor or Matson Subsidiaries) may merge into or sell, lease, transfer or otherwise dispose of any assets to Matson or any successor or any Matson Subsidiary;

                    (iii) the Company or any Subsidiary may sell, exchange, lease, transfer or otherwise dispose of assets (other than capital stock of Matson or any successor or Undeveloped Land) in the ordinary course of business;

                    (iv) the Company or any Subsidiary may sell, lease, transfer or otherwise dispose of assets (other than capital stock of Matson or any successor or Undeveloped Land) to Third Parties so long as (A) the fair market value thereof on the date sold, leased, transferred or otherwise disposed of, together with the fair market value of all other assets sold, leased, transferred or otherwise disposed of to Third Parties pursuant to this clause (iv) within the prior 12 months, does not represent more than 20% of Consolidated Total Assets and (B) such assets, together with all other assets sold or otherwise disposed of to Third Parties pursuant to this clause (iv) since the beginning of the most recently ended fiscal year, did not contribute more than 20% of Consolidated Net Income during the Company's most recently ended fiscal year; provided that, notwithstanding the 20% limitations appearing in
               --------
         clauses (A) and (B), above, sales or dispositions in excess thereof in a twelve month period may be made for cash if the proceeds of each such excess sale or disposition (net of taxes thereon) are fully utilized in the acquisition of Permitted Assets and/or applied to the repayment of Permitted Debt, in each case within 365 days from the date of such sale or disposition;

                    (v) the Company or any Subsidiary may (A) engage in Code ss.1031 like-kind exchanges with respect to Undeveloped Land, and (B) sell, lease, transfer or otherwise dispose of Undeveloped Land to (1) the Company or a Subsidiary (other than Matson or any successor or a Matson Subsidiary), (2) a Person which is not (and after giving effect thereto will not be) a Subsidiary, solely in exchange for an equity interest in such Person (unless at the time thereof the intention was that such Person would sell such land in its undeveloped state or that any proceeds would be received on or with respect to such equity interest prior to the time such land is developed for commercial or residential purposes), or (3) Third Parties; provided that if in any twelve month period the aggregate fair market value of Undeveloped Land which is sold, leased, transferred or otherwise disposed of pursuant to this clause (3), is greater than $100,000,000, then, within 365 days from the date of each sale, lease, transfer or other disposition which resulted in the $100,000,000 threshold being exceeded, an amount equal to such excess, net of taxes thereon, shall be fully utilized in the acquisition of Permitted Assets and/or applied to the repayment of Permitted Debt;

                    (vi) the Company or any Subsidiary may sell common stock in Matson or any successor to Third Parties for cash for not less than the fair market value thereof so long as (i) the Company and Subsidiaries at all times continue to own a majority of the common stock of Matson or any successor and elect a majority of the board of directors of Matson or any successor and (ii) within 180 days of receipt the proceeds of such sale (net of taxes thereon) are fully utilized in the acquisition of Permitted Assets and/or applied to the repayment of Permitted Debt; and

                    (vii) the Company may merge or consolidate with another corporation or other Person if (A) the Company will be the continuing or surviving entity and (B) no Default or Event of Default would exist immediately after giving effect to such merger or consolidation;

         6B(4). Priority Debt. Permit the aggregate amount of Priority Debt to exceed the Priority Debt Limit;

         6B(5). Sale or Discount of Receivables. Sell with recourse or discount or otherwise sell for less than the face value thereof, any of its notes or accounts receivable (other than sales of accounts receivable the collection of which is doubtful in accordance with GAAP and discounts to tenants of accounts or notes receivable from such tenants in connection with the amendment, renegotiation or termination of lease agreements);

         6B(6). Sale-Leasebacks. Enter into any arrangement with any lender or investor or to which such lender or investor is a party providing for the leasing by the Company or any Subsidiary of real or personal property which has been or is to be sold or transferred by the Company or such Subsidiary to such lender or investor or to any Person to whom funds have been or are to be advanced by such lender or investor on the security of such property or rental obligations of the Company or a Subsidiary; provided, however, that such
                                            --------  -------
sale-leaseback transactions may be entered into by:

                    (i) Matson and Matson Subsidiaries without limitation; and

                    (ii) the Company and its non-Matson Subsidiaries so long as the aggregate sales price of all assets sold or otherwise transferred after December 31, 2005 pursuant to such transactions does not exceed 10% of the consolidated shareholders' equity of the Company and Subsidiaries (measured as at the end of the fiscal quarter immediately preceding the date of such sale-leaseback);

         6B(7). Transactions with Holders of Partnership or Other Equity Interests. Directly or indirectly, purchase, acquire or lease any property from, or sell, transfer or lease any property to, or otherwise deal with, in the ordinary course of business or otherwise (i) any Affiliate (other than in the capacity of an employee), or (ii) any Person owning, beneficially or of record, directly or indirectly, 5% or more of the outstanding voting stock of the Company or any executive officer (as such term is defined under the Exchange
Act) of the Company (other than in such Person's capacity as an employee); provided, however, that such acts and transactions may be performed or engaged
--------  -------
in if they are entered into upon terms no less favorable to the Company or such Subsidiary than if no such relationship described in clauses (i) or (ii) above existed and such acts or transactions are otherwise permitted by this Agreement;

         6B(8). Transfer of Assets to Subsidiaries. Transfer (other than in the ordinary course of business) any assets to a Subsidiary for the principal purpose of improving the credit position of such Subsidiary in order to enable it to borrow money;

         6B(9). Sale of Stock and Debt of Subsidiaries. Sell or otherwise dispose of, or part with control of, any shares of stock (or similar equity securities) or Debt or other obligations of any Subsidiary, or permit any Subsidiary to issue shares of its stock (or similar equity securities), to any Person other than to the Company or another Subsidiary (except that non-Matson Subsidiaries may not issue shares of capital stock to Matson or a Matson Subsidiary), and except that (i) the Property Subs may sell or otherwise dispose or part with control of all shares of stock (or similar equity securities) of special purpose Subsidiaries (i.e., Subsidiaries established to hold and develop real property only for specific development projects) if such sale or disposition is made in the ordinary course of their Property Development Activities and (ii) all shares of stock (or similar equity securities) and Debt or other obligations of any Subsidiary at the time owned by or owed to the Company and any Subsidiary may be sold as an entirety to any third party for a consideration which represents fair value (as determined in good faith by its Board of Directors) at the time of such sale; provided, however, that such
                                              --------  -------
securities or other obligations may only be sold subject to the limitations and other provisions of paragraph 6B(3); and provided, further, that, at the time of
                                         --------  -------
such sale, such Subsidiary shall not own, directly or indirectly, any shares of stock or Debt or other obligations of any other Subsidiary or of the Company (unless all of the shares of stock and Debt or other obligations of such other Subsidiary owned, directly or indirectly, by the Company and all Subsidiaries are simultaneously being sold as permitted by this paragraph 6B(9)).

         6C. Restricted Payments. The Company covenants that it will not declare or pay any dividend or other distribution on any class of its capital stock or other equity interests, redeem or repurchase any such interests or make any other distribution on account of any such interests (all of the foregoing being "Restricted Payments") except that the Company may make a Restricted Payment in any amount so long as (i) no Default or Event of Default shall then exist or would exist after giving effect to any such Restricted Payment and (ii) any such Restricted Payment will not violate any applicable law or regulation.

         7. EVENTS OF DEFAULT.

         7A. Acceleration. If any of the following events shall occur and be continuing for any reason whatsoever (and whether such occurrence shall be voluntary or involuntary or come about or be effected by operation of law or otherwise):

                    (i) the Company defaults in the payment of any principal of, or interest or Yield-Maintenance Amount on, any Note, for more than five Business Days after the same shall become due, either by the terms thereof or otherwise as herein provided; or

                    (ii) the Company or any Subsidiary defaults in any payment of principal of, or premium or interest on, any obligation for money borrowed (or of any obligation under conditional sale or other title retention agreement or of any obligation issued or assumed as full or partial payment for property whether or not secured by a purchase money mortgage or of any obligation under notes payable or drafts accepted representing extensions of credit) other than the Notes beyond any period of grace provided with respect thereto, or the Company or any Subsidiary fails to perform or observe any other agreement, term or condition contained in any agreement (or any other event thereunder or under any such agreement occurs and is continuing) and as a result of such failure or other event such obligation becomes due (or such obligation becomes subject to required repurchase by the Company or any Subsidiary) prior to any stated maturity; provided that the aggregate amount of all obligations as to which such a payment default shall occur or such a failure or other event causing acceleration (or required repurchase by the Company or any Subsidiary) shall occur exceeds $25,000,000; or

                    (iii) any representation or warranty made by the Company herein or by the Company or any of its officers in any writing furnished in connection with or pursuant to this Agreement shall be false or misleading in any material respect on the date as of which made; or

                    (iv) (a) the Company fails to perform or observe any agreement contained in paragraphs 5C or 6 hereof and, at the time of such failure, the Company's unsecured debt does not have an Investment Grade Rating or (b) the Company fails to perform or observe any agreement contained in paragraphs 5C or 6 hereof and, at the time of such failure, the Company's unsecured debt has an Investment Grade Rating, and such failure continues for ten Business Days; or

                    (v) the Company or any Subsidiary fails to perform or observe any other agreement, term or condition contained herein and such failure shall not be remedied within 30 days after any Principal Officer obtains actual knowledge thereof; or

                    (vi) the Company or any Significant Subsidiary makes an assignment for the benefit of creditors or is generally not paying its debts as such debts become due; or

                    (vii) any decree or order for relief in respect of the Company or any Significant Subsidiary is entered under any bankruptcy, reorganization, compromise, arrangement, insolvency, readjustment of debt, dissolution, liquidation or similar law, whether now or hereafter in effect (herein called the "Bankruptcy Law"), of any jurisdiction; or

                    (viii) the Company or any Significant Subsidiary petitions or applies to any tribunal for, or consents to, the appointment of, or taking possession by, a trustee, receiver, custodian, liquidator or similar official of the Company or any such Significant Subsidiary, or of any substantial part of the assets of the Company or any such Significant Subsidiary, or commences a voluntary case under the Bankruptcy Law of the United States or any proceedings (other than proceedings for the voluntary liquidation and dissolution of a Significant Subsidiary) relating to the Company or any Significant Subsidiary under the Bankruptcy Law of any other jurisdiction; or

                    (ix) any petition or application of the type described in clause (viii) of this paragraph 7A is filed, or any such proceedings are commenced, against the Company or any Significant Subsidiary and the Company or such Significant Subsidiary by any act indicates its approval thereof, consent thereto or acquiescence therein, or an order, judgment or decree is entered appointing any such trustee, receiver, custodian, liquidator or similar official, or approving the petition in any such proceedings, and such order, judgment or decree remains unstayed and in effect for more than 30 days; or

                    (x) any order, judgment or decree is entered in any proceedings against the Company or any Significant Subsidiary decreeing the dissolution of such Company or such Significant Subsidiary and such order, judgment or decree remains unstayed and in effect for more than 30 days; or

                    (xi) any order, judgment or decree is entered in any proceedings against the Company or any Significant Subsidiary decreeing a split-up of the Company or such Significant Subsidiary which requires the divestiture of (A) assets representing a substantial part, or the stock of, or other ownership interest in, a Significant Subsidiary whose assets represent a substantial part of Consolidated Total Assets or (B) assets or the stock of or other ownership interest in a Significant Subsidiary that has contributed a substantial part of Consolidated Cumulative Net Income for any of the three fiscal years then most recently ended, and such order, judgment or decree remains unstayed and in effect for more than 30 days; or

                    (xii) (a) any Plan shall fail to satisfy the minimum funding standards of ERISA or the Code for any plan year or part thereof or a waiver of such standards or extension of any amortization period is sought or granted under section 412 of the Code, (b) a notice of intent to terminate any Plan shall have been or is reasonably expected to be filed with the PBGC or the PBGC shall have instituted proceedings under ERISA section 4042 to terminate or appoint a trustee to administer any Plan or the PBGC shall have notified the Company or any ERISA Affiliate that a Plan may become a subject of such proceedings, (c) the aggregate "amount of unfunded benefit liabilities" (within the meaning of section 4001(a)(18) of ERISA) under all Plans, determined in accordance with Title IV of ERISA, shall exceed $25,000,000, (d) the Company or any ERISA Affiliate shall have incurred or is reasonably expected to incur any liability pursuant to Title I or IV or ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans,
         (e) the Company or any ERISA Affiliate withdraws from any Multiemployer Plan, or (f) the Company or any Subsidiary establishes or amends any employee welfare benefit plan that provides post-employment welfare benefits in a manner that would increase the liability of the Company or any Subsidiary thereunder; and any such event or events described in clauses (a) through (f) above, either individually or together with any other such event or events, could reasonably be expected to have a material adverse effect on the business or condition (financial or otherwise) of the Company; or

                    (xiii) any judgment or decree in the amount of $25,000,000 or more shall be entered against the Company or any of its Subsidiaries that is not paid or fully covered (beyond any applicable deductibles) by insurance and such judgment or decree shall not have been vacated, discharged or stayed or bonded pending appeal within 60 days from the entry thereof;

then (a) if such event is an Event of Default specified in clause (i) of this paragraph 7A, the holder of any Note (other than a Company or any of its Subsidiaries or Affiliates) may at its option, by notice in writing to the Company, declare such Note to be, and such Note shall thereupon be and become, immediately due and payable at par together with interest accrued thereon without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Company, (b) if such event is an Event of Default specified in clause (vii), (viii) or (ix) of this paragraph 7A with respect to the Company, all of the Notes at the time outstanding shall automatically become immediately due and payable together with interest accrued thereon and the Yield-Maintenance Amount with respect thereto, without presentment, demand, protest or notice of any kind, all of which are hereby waived by the Company, and (c) with respect to any event constituting an Event of Default, the Required Holder(s) of any Series of Notes may at its or their option, by notice in writing to the Company, declare all of the Notes of such Series to be, and all of the Notes of such Series shall thereupon be and become, immediately due and payable together with interest accrued thereon and together with the Yield-Maintenance Amount, if any, with respect to each Note of such Series, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Company.

         7B. Rescission of Acceleration. At any time after any or all of the Notes of a Series shall have been declared immediately due and payable pursuant to paragraph 7A, the Required Holder(s) of such Series may, by notice in writing to the Company, rescind and annul such declaration and its consequences if (i) the Company shall have paid all overdue interest on the Notes of such Series, the principal of and Yield-Maintenance Amount, if any, payable with respect to any Notes of such Series which have become due otherwise than by reason of such declaration, and interest on such overdue interest and overdue principal and Yield-Maintenance Amount at the rate specified in the Notes of such Series, (ii) the Company shall not have paid any amounts which have become due solely by reason of such declaration, (iii) all Events of Default and Defaults, other than non-payment of amounts which have become due solely by reason of such declaration, shall have been cured or waived pursuant to paragraph 11C, and (iv) no judgment or decree shall have been entered for the payment of any amounts due pursuant to the Notes of such Series or this Agreement (as this Agreement pertains to the Notes of such Series). No such rescission or annulment shall extend to or affect any subsequent Event of Default or Default or impair any right arising therefrom.

         7C. Notice of Acceleration or Rescission. Whenever any Note or Notes of any Series shall be declared immediately due and payable by any holder or holders thereof pursuant to paragraph 7A or any such declaration shall be rescinded and annulled by the Required Holders of such Series pursuant to paragraph 7B, the Company shall forthwith give written notice thereof to each of the other holders of the Notes at the time outstanding.

         7D. Other Remedies. If any Event of Default or Default shall occur and be continuing, the holder of any Note may proceed to protect and enforce its rights under this Agreement and such Note by exercising such remedies as are available to such holder in respect thereof under applicable law, either by suit in equity or by action at law, or both, whether for specific performance of any covenant or other agreement contained in this Agreement or in aid of the exercise of any power granted in this Agreement. No remedy conferred in this Agreement upon the holder of any Note is intended to be exclusive of any other remedy, and each and every such remedy shall be cumulative and shall be in addition to every other remedy conferred herein or now or hereafter existing at law or in equity or by statute or otherwise.

         8. REPRESENTATIONS, COVENANTS AND WARRANTIES. The Company represents, covenants and warrants as follows:

         8A. Organization. The Company and each Subsidiary with a tangible net worth in excess of $500,000 is duly organized, validly existing and in good standing under the laws of the state of its organization. The Company and each Significant Subsidiary has the full power and authority to own its properties and to carry on its business as now being conducted, and is duly qualified in every state where the nature of its business requires that it do so, and is in good standing under the laws of every jurisdiction outside the state of its incorporation in which it owns or leases property or conducts business and in which the failure to so qualify would have a material adverse effect upon its business or property taken as a whole. The Company and each Significant Subsidiary has complied in all material respects with (or is exempt from the application of) all material federal, state and local laws, regulations and orders that are, or in the absence of any exemption could be, applicable to the operations of its business, including public utility, bank holding company, state agricultural and Environmental and Safety Laws. The Company has full power, authority and right to execute and deliver, and to perform and observe, the provisions of this Agreement and the Notes and to carry out the transactions contemplated hereby and thereby. The execution, delivery and performance of this Agreement and the Notes to be issued hereunder by the Company has been authorized by all necessary corporate and other action, and, when duly executed and delivered, will be the legal, valid and binding obligations of the Company, enforceable against it in accordance with their respective terms.

         8B. Financial Statements. The Company has furnished each Purchaser of any Notes with the following financial statements, identified by a principal financial officer of the Company: (i) consolidated balance sheets of the Company and its Subsidiaries as of the last day in each of the five fiscal years of the Company most recently completed prior to the date as of which this representation is made or repeated (other than fiscal years completed within 120 days prior to such date for which audited financial statements have not been released) and consolidated statements of income, shareholders' equity and cash flows of the Company and its Subsidiaries for each such year, certified by Deloitte & Touche (or such other accounting firm as may be reasonably acceptable to Prudential); and (ii) consolidated balance sheets of the Company and its Subsidiaries as at the end of the quarterly period (if any) most recently completed prior to such date and after the end of such fiscal year (other than quarterly periods completed within 60 days prior to such date for which financial statements have not been released) and the comparable quarterly period in the preceding fiscal year and consolidated statements of income, stockholders' equity and cash flows of the Company and its Subsidiaries for the periods from the beginning of the fiscal years in which such quarterly periods are included to the end of such quarterly periods, in each case prepared by the Company. Such financial statements (including any related schedules and/or notes) are true and correct in all material respects (subject, as to interim statements, to changes resulting from audits and year-end adjustments), have been prepared in accordance with GAAP consistently followed throughout the periods involved and show all liabilities, direct and contingent, of the Company and its Subsidiaries required to be shown in accordance with such principles. The balance sheets fairly present the condition of the Company and its Subsidiaries as at the dates thereof, and the statements of income, shareholders' equity and cash flows fairly present the results of the operations and cash flows of the Company and its Subsidiaries for the periods indicated. There has been no material adverse change in the business, condition (financial or otherwise) or operations of the Company and its Subsidiaries taken as a whole since (i) in the case of the Series A Closing Day, Series B Closing Day and Series C Closing Day, December 31, 2005 and (ii) in the case of any other Closing Day, the end of the most recent fiscal year for which such audited financial statements had been furnished at the time of the Acceptance with respect to the Notes to be issued on such Closing Day.

         8C. Actions Pending. There is no action, suit, investigation or proceeding pending or, to the knowledge of the Company, threatened against the Company or any Subsidiary or any properties or rights of the Company or any Subsidiary, by or before any court, arbitrator or administrative or governmental body which could reasonably be expected to result in any material adverse change in the business, condition (financial or otherwise) or operations of the Company and its Subsidiaries taken as a whole.

         8D. Outstanding Debt. Neither the Company nor any Subsidiary has any Debt outstanding that would cause the Company not to be in compliance with paragraphs 6A(2), 6A(3) or 6B(4). There exists no default under the provisions of any instrument evidencing any such Debt or of any agreement relating thereto.

         8E. Title to Properties. The Company and each Significant Subsidiary has such title to its properties and assets as is appropriate and sufficient for the conduct of the business which such Company or Significant Subsidiary presently undertakes or contemplates undertaking. There are no Liens on such properties and assets that (i) materially restrict such Company's or Significant Subsidiary's intended use and enjoyment thereof in the ordinary course of business or (ii) are not permitted by paragraph 6B(1). There is no material default, nor any event that, with notice or lapse of time or both, would constitute such a material default under any material lease to which either the Company or any such Significant Subsidiary is a lessee, lessor, sublessee or sublessor.

         8F. Taxes. The Company and each Subsidiary with a tangible net worth in excess of $500,000 has filed all Federal, state and other income tax and informational returns which are required to be filed by it. The Company and each such Subsidiary has paid all taxes as shown on its returns and on all assessments received to the extent that such taxes have become due, except such assessments as are being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with GAAP. The Company and Subsidiaries do not have any unpaid tax obligations which collectively could have a material adverse effect on the consolidated financial condition of the Company and Subsidiaries.

         8G. Conflicting Agreements and Other Matters. Neither the execution nor delivery of this Agreement or the Notes, nor the offering, issuance and sale of the Notes, nor fulfillment of nor compliance with the terms and provisions of this Agreement or the Notes will conflict with, or result in a breach of the terms, conditions or provisions of, or constitute a default under, or result in any violation of, or result in the creation of any Lien upon any of the properties or assets of the Company or any Subsidiary pursuant to, their respective articles or incorporation or bylaws (or other comparable governing documents, as applicable), any award of any arbitrator or any agreement, instrument, order, judgment, decree, and, after due investigation and to the Company's best knowledge, any statute, law, rule or regulation to which the Company or any Subsidiary is subject. Neither the Company nor any Subsidiary is a party to, or otherwise subject to any provision contained in, any instrument evidencing any of their respective Debt, any agreement relating thereto or any other contract or agreement which restricts or otherwise limits the incurring of Debt pursuant hereto, except as set forth on Schedule 8G hereto (as such Schedule 8G may be supplemented from time to time on or before any Closing
Date).

         8H. Offering of the Notes. Neither the Company nor any agent acting on its behalf has, directly or indirectly, offered the Notes or any similar security of the Company for sale to, or solicited any offers to buy the Notes or any similar security of the Company from, or otherwise approached or negotiated with respect thereto with, any Person or Persons other than Prudential and the Purchasers, and neither the Company nor any agent acting on its behalf has taken or will take any action which would subject the issuance or sale of the Notes to the provisions of Section 5 of the Securities Act or to the provisions of any securities or blue sky law of any applicable jurisdiction.

         8I. Regulation U, etc. The amount of all securities that the Company and its Subsidiaries together own that constitute "margin stock" (as defined in Regulation G (12 CFR Part 221) of the Board of Governors of the Federal Reserve System (herein called "margin stock")) does not exceed 25% of Consolidated Total Assets. None of the proceeds of the Notes will be used, directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of purchasing or carrying any margin stock or for the purpose of maintaining, reducing or retiring any indebtedness which was originally incurred to purchase or carry any stock that is currently a margin stock or for any other purpose which might constitute this transaction a "purpose credit" within the meaning of such Regulation U. Neither the Company nor any agent acting on its behalf has taken or will take any action which might cause this Agreement or the Notes to violate Regulation U, Regulation T or any other regulation of the Board of Governors of the Federal Reserve System or to violate the Exchange Act, in each case as in effect now or as the same may hereafter be in effect. The proceeds of the Series A, B and C Notes will be used to fund the Company's real estate business (or to refinance indebtedness incurred for such purpose) and for general business purposes.

         8J. ERISA. No accumulated funding deficiency (as defined in section 302 of ERISA and section 412 of the Code), whether or not waived, exists with respect to any Plan (other than a Multiemployer Plan). No liability to the PBGC has been or is expected by the Company or any ERISA Affiliate to be incurred with respect to any Plan (other than a Multiemployer Plan) by the Company, any Subsidiary or any ERISA Affiliate which is or would be materially adverse to the business, condition (financial or otherwise) or operations of the Company and its Subsidiaries taken as a whole. Neither the Company, any of its Subsidiaries or any ERISA Affiliate has incurred or presently expects to incur any withdrawal liability under Title IV of ERISA with respect to any Multiemployer Plan which is or would be materially adverse to the Company and its Subsidiaries taken as a whole. The execution and delivery of this Agreement and the issuance and sale of the Notes will be exempt from, or will not involve any transaction which is subject to the prohibitions of, section 406 of ERISA and will not involve any transaction in connection with which a penalty could be imposed under section 502(i) of ERISA or a tax could be imposed pursuant to section 4975 of the Code. The representation by the Company in the next preceding sentence is made in reliance upon and subject to the accuracy of each Purchaser's representation in paragraph 9B.

         8K. Governmental Consent. Neither the nature of the Company or any of its Subsidiaries, nor any of their respective businesses or properties, nor any relationship between the Company or a Subsidiary and any other Person, nor any circumstance in connection with the offering, issuance, sale or delivery of the Notes is such as to require any authorization, consent, approval, exemption or other action by, notice to or filing with any court, administrative or governmental body (other than routine filings after the date of closing with the Securities and Exchange Commission and/or state blue sky authorities) in connection with (i) the execution and delivery of this Agreement, (ii) the offering, issuance, sale or delivery of the Notes or (iii) fulfillment of or compliance with the terms and provisions of this Agreement and the Notes.

         8L. Utility Company Status. (i) Neither the Company nor any entity which is directly or indirectly owned, held, or controlled to the degree of ten percent or more (with the power to vote) by the Company is any of: (a) a "public utility," as that term is defined under the Federal Power Act, as amended, and the regulations thereunder (together, the "FPA"); or (b) a "natural gas company," as that term is defined under the Natural Gas Act, as amended, and the regulations thereunder; or (c) subject to regulation either as a "public utility," or as an "affiliated interest" with or of a "public utility," under the law of the state of Hawaii.

         (ii) The issuance by the Company of the Notes does not violate the FPA or any Hawaii state law or regulation with respect to "public utilities." The Company (taken together with any entity which is directly or indirectly owned, held, or controlled to the degree of ten percent or more (with the power to vote)) is not in violation of the FPA or any Hawaii state law or regulation with respect to "public utilities," except any violations which, individually or in aggregate, would not result in a material adverse effect on the business, condition (financial or otherwise) or operations of the Company and its Subsidiaries taken as a whole, or would not impair the ability or right of the Company to perform its obligations with respect to the Notes. The Company and its Subsidiaries are not in receipt of any notice, assertion or claim that any of them (or any other entity referenced in the immediately preceding sentence) is in violation of the FPA or any Hawaii state or regulation with respect to "public utilities."

         8M. Investment Company Status. The Company is not an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended, or an "investment adviser" within the meaning of the Investment Advisers Act of 1940, as amended.

         8N. Bank Holding Company Status. Neither the Company nor any Subsidiary is a "bank holding company" within the meaning of the Federal Deposit Insurance Act (12 U.S.C. Section 1811, et. seq.), as amended.

         8O. Real Property Matters. The Company and each Significant Subsidiary has, or is in the process of procuring, for the real property which it owns or uses, such authorizations, consents, approvals, licenses and permissions (collectively, "Consents") that the Company or such Significant Subsidiary believes or has been advised by counsel to be now necessary for it to own, hold, develop, use or operate such real property in its current or intended manner, all in material compliance with applicable laws and regulations. Neither the Company nor any Significant Subsidiary has received any notice that any such Consent is necessary which has not been obtained, or is in the process of being obtained, other than applications for the same that have been or will be timely filed and are being or will be diligently pursued with the appropriate governmental authorities and agencies.

         8P. Possession of Franchises, Licenses, etc. The Company and its Subsidiaries possess all material franchises, certificates, licenses, development and other permits and other authorizations from governmental political subdivisions or regulatory authorities and all patents, trademarks, service marks, trade names, copyrights, licenses, easements, rights of way and other rights (collectively, "Material Rights"), free from burdensome restriction, that are necessary in the judgment of the Company in any material respect for the ownership, maintenance and operation of their business, properties and assets, and neither the Company nor any of its Subsidiaries is in violation of any Material Rights in any material respect. No event has occurred which permits, or after notice or lapse of time or both would permit, the revocation or termination of any such Material Rights, or materially and adversely affect the rights of the Company or its Subsidiaries thereunder.

         8Q. Environmental and Safety Matters. The Company and its Subsidiaries and all of their respective properties and facilities have complied at all times and in all respects with all Environmental and Safety Laws except where failure to comply would not result in a material adverse effect on the business, condition (financial or otherwise) or operations of the Company and its Subsidiaries taken as a whole.

         8R. Hostile Tender Offers. None of the proceeds of the sale of any Notes will be used to finance a Hostile Tender Offer.

         8S. Employee Relations. Neither the Company nor any Subsidiary is the subject of (i) any material strike, work slowdown or stoppage, union organizing drive or other similar activity or (ii) any material action, suit, investigation or other proceeding involving alleged employment discrimination, unfair termination, employee safety or similar matters or, to the best knowledge of the Company, is any such event imminent or likely to occur.

         8T. Regulations and Legislation. To the best knowledge of the Company, no law, regulation, interpretation or legislation has been enacted or issued or is likely to be enacted or issued, that would reasonably be expected to have a material adverse effect on the operations or financial condition of the Company and its Subsidiaries taken as a whole.

         8U. Foreign Assets Control Regulations, etc. The use of the proceeds from the sale of the Notes will not violate (a) the Trading with the Enemy Act, as amended, or (b) any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto. Without limiting the foregoing, neither the Company nor any Subsidiary (a) is or will become a Person described in the Specially Designated Nationals and Blocked Persons List of the Office of Foreign Assets Control or as described by Section 1 of Executive Order 13224 of September 24, 2001, Blocking Property and Prohibiting Transactions With Persons Who Commit, or Support Terrorism (31 CFR Part 595 et seq.) or (b) to its knowledge, engages in any dealings or transactions, or is otherwise associated, with any such Person. The Company and its Subsidiaries are in compliance, in all material respects, with the USA Patriot Act, to the extent applicable.

         8V. Disclosure. Neither this Agreement nor any other document, certificate or statement furnished to any Purchaser by or on behalf of the Company in connection herewith contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein and therein not misleading. There is no fact peculiar to the Company or any Subsidiary which materially adversely affects, or in the future may (so far as the Company can now foresee) materially adversely affect, the consolidated business, property, assets, prospects or financial condition of the Company and the Subsidiaries and which has not been set forth in this Agreement or in the other documents, certificates and statements furnished to each Purchaser by or on behalf of the Company prior to the date this representation is made or confirmed in connection with the transactions contemplated hereby.

         9. REPRESENTATIONS OF THE PURCHASERS.

         Each Purchaser represents as follows:

         9A. Nature of Purchase. Such Purchaser is acquiring the Notes purchased by it hereunder for the purpose of investment and not with a view to or for sale in connection with any distribution thereof within the meaning of the Securities Act, provided that the disposition of such Purchaser's property shall at all times be and remain within its control. Such Purchaser has no present intention of selling, granting a participation in, or otherwise distributing any of the Notes to be issued to it in any transaction which would be in violation of the securities laws of the United States of America or any state or other jurisdiction thereof, without prejudice, however, to Purchaser's rights at all times to sell or otherwise dispose of all or any part of such securities under a registration under Securities Act or under an exemption from such registration available under the Securities Act and subject, nevertheless, to the disposition of such Purchaser's property being at all times within its control. Such Purchaser understands that the Notes have not been registered under the Securities Act and may be exchanged, offered, transferred or resold only if registered pursuant to the provisions of the Securities Act or if an exemption from registration is available, and that the Company is not required to register the Notes.

         9B. Source of Funds. At least one of the following statements is an accurate representation as to each source of funds (a "Source") to be used by such Purchaser to pay the purchase price of the Notes to be purchased by such Purchaser hereunder:

                    (i) the Source is an "insurance company general account" (as the term is defined in the United States Department of Labor's Prohibited Transaction Exemption ("PTE") 95-60) in respect of which the reserves and liabilities (as defined by the annual statement for life insurance companies approved by the National Association of Insurance Commissioners (the "NAIC Annual Statement")) for the general account contract(s) held by or on behalf of any employee benefit plan together with the amount of the reserves and liabilities for the general account contract(s) held by or on behalf of any other employee benefit plans maintained by the same employer (or affiliate thereof as defined in PTE 95-60) or by the same employee organization in the general account do not exceed 10% of the total reserves and liabilities of the general account (exclusive of separate account liabilities) plus surplus as set forth in the NAIC Annual Statement filed with such Purchaser's state of domicile; or

                    (ii) the Source is a separate account that is maintained solely in connection with such Purchaser's fixed contractual obligations under which the amount payable, or credited, to any employee benefit plan (or its related trust) that has any interest in such separate account (or to any participant or beneficiary of such plan (including any annuitant)) are not affected in any manner by the investment performance of the separate account; or

                    (iii) the Source is either (a) an insurance company pooled separate account, within the meaning of PTE 90-1 or (b) a bank collective investment fund, within the meaning of the PTE 91-38 and, except as disclosed by such Purchaser to the Company in writing pursuant to this clause (iii), no employee benefit plan or group of plans maintained by the same employer or employee organization beneficially owns more than 10% of all assets allocated to such pooled separate account or collective investment fund; or

                    (iv) the Source constitutes assets of an "investment fund" (within the meaning of Part V of PTE 84-14 (the "QPAM Exemption")) managed by a "qualified professional asset manager" or "QPAM" (within the meaning of Part V of the QPAM Exemption), no employee benefit plan's assets that are included in such investment fund, when combined with the assets of all other employee benefits plans established or maintained by the same employer or by an affiliate (within the meaning of Section V(c)(1) of the QPAM Exemption) of such employer or by the same employee organization and managed by such QPAM, exceed 20% of the total client assets managed by such QPAM, the conditions of Part I(c) and (g) of the QPAM Exemption are satisfied, neither the QPAM nor a person controlling or controlled by the QPAM (applying the definition of "control" in Section V(e) of the QPAM Exemption) owns a 5% or more interest in the Company and (a) the identity of such QPAM and (b) the names of all employee benefit plans whose assets are included in such investment fund have been disclosed to the Company in writing pursuant to this clause (iv); or

                    (v) the Source constitutes assets of a "plan(s)" (within the meaning of Section IV or PTE 96-23 (the "INHAM Exemption")) managed by an "in-house asset manager" or "INHAM" (within the meaning of Part IV of the INHAM exemption), the conditions of Part I(a), (g) and (h) of the INHAM Exemption are satisfied, neither the INHAM nor a person controlling or controlled by the INHAM (applying the definition of "control" in Section IV(h) of the INHAM Exemption) owns a 5% or more interest in the Company and (a) the identity of such INHAM and (b) the name(s) of the employee benefit plan(s) whose assets constitute the Source have been disclosed to the Company in writing pursuant to this clause (v); or

                    (vi) the Source is a governmental plan; or

                    (vii) the Source is one or more employee benefit plans, or a separate account or trust fund comprised of one or more employee benefit plans, each of which has been identified to the Company in writing pursuant to this clause (vii); or

                    (viii) the Source does not include assets of any employee benefit plan, other than a plan exempt from the coverage of ERISA.

         As used in this paragraph 9B, the terms "employee benefit plan," "governmental plan," and "separate account" shall have the respective meanings assigned to such terms in Section 3 of ERISA.

         10. DEFINITIONS; ACCOUNTING MATTERS. For the purpose of this Agreement, the terms defined in paragraphs 10A and 10B (or within the text of any other paragraph) shall have the respective meanings specified therein and all accounting matters shall be subject to determination as provided in paragraph 10C.

         10A. Yield-Maintenance Terms.

         "Business Day" shall mean any day other than a Saturday, a Sunday or a day on which commercial banks in New York City or Honolulu, Hawaii are required or authorized to be closed.

         "Called Principal" shall mean, with respect to any Note, the principal of such Note that (i) is to be prepaid pursuant to paragraph 4B or (ii) is declared to be immediately due and payable pursuant to paragraph 7A, as the context requires.

         "Discounted Value" shall mean, with respect to the Called Principal of any Note, the amount obtained by discounting all Remaining Scheduled Payments with respect to such Called Principal from their respective scheduled due dates to the Settlement Date with respect to such Called Principal, in accordance with accepted financial practice and at a discount factor (converted to reflect the periodic basis on which interest on such Note is payable, if payable other than on a semiannual basis) equal to the Reinvestment Yield with respect to such Called Principal.

         "Reinvestment Yield" shall mean, with respect to the Called Principal of any Note, .50% over the yield to maturity implied by (i) the yields reported, as of 10:00 a.m. (New York City local time) on the Business Day next preceding the Settlement Date with respect to such Called Principal, for actively traded U.S. Treasury securities having a maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date on the display designated "Page PX1" on Bloomberg Financial Markets ("Bloomberg") (or, if Bloomberg shall cease to report such yields on Page PX1 or shall cease to be Prudential's customary source of information for calculating yield-maintenance amounts on privately placed notes, then such source as is then Prudential's customary source of such information), or if such yields shall not be reported as of such time or the yields reported as of such time shall not be ascertainable, (ii) the Treasury Constant Maturity Series yields reported, for the latest day for which such yields shall have been reported as of the Business Day next preceding the Settlement Date with respect to such Called Principal, in Federal Reserve Statistical Release H.15 (519) (or any comparable successor publication) for actively traded U.S. Treasury securities having a constant maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date. Such implied yield shall be determined, if necessary, by (a) converting U.S. Treasury bill quotations to bond-equivalent yields in accordance with accepted financial practice and (b) interpolating linearly between yields reported for various maturities. The Reinvestment Yield shall be rounded to that number of decimal places as appears in the coupon for the applicable Note.

         "Remaining Average Life" shall mean, with respect to the Called Principal of any Note, the number of years (calculated to the nearest one-twelfth year) obtained by dividing (i) such Called Principal into (ii) the sum of the products obtained by multiplying (a) each Remaining Scheduled Payment of such Called Principal (but not of interest thereon) by (b) the number of years (calculated to the nearest one-twelfth year) which will elapse between the Settlement Date with respect to such Called Principal and the scheduled due date of such Remaining Scheduled Payment.

         "Remaining Scheduled Payments" shall mean, with respect to the Called Principal of any Note, all payments of such Called Principal and interest thereon that would be due on or after the Settlement Date with respect to such Called Principal if no payment of such Called Principal were made prior to its scheduled due date.

         "Settlement Date" shall mean, with respect to the Called Principal of any Note, the date on which such Called Principal (i) is to be prepaid pursuant to paragraph 4B or (ii) is declared to be immediately due and payable pursuant to paragraph 7A, as the context requires.

         "Yield-Maintenance Amount" shall mean, with respect to any Note, an amount equal to the excess, if any, of the Discounted Value of the Called Principal of such Note over the sum of (i) such Called Principal plus (ii) interest accrued thereon as of (including interest due on) the Settlement Date with respect to such Called Principal. The Yield-Maintenance Amount shall in no event be less than zero.

         10B. Other Terms.

         "Acceptance" shall have the meaning specified in paragraph 2B(5).

         "Acceptance Day" shall have the meaning specified in paragraph 2B(5).

         "Acceptance Window" shall have the meaning specified in paragraph
2B(5).

         "Accepted Note" shall have the meaning specified in paragraph 2B(5).

         "Accumulated Funding Deficiency" shall mean a funding deficiency described in section 302 of ERISA and section 412 of the Code.

         "Affiliate" shall mean, without duplication, any Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, the Company, except a Subsidiary. A Person shall be deemed to control another Person if such first Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such other Person, whether through the ownership of voting securities, by contract or otherwise.

         "Agreement" shall have the meaning specified in paragraph 11C.

         "Authorized Officer" shall mean (i) in the case of the Company, any officer of the Company designated as an "Authorized Officer" in the Information Schedule or any officer of the Company designated as an "Authorized Officer" for the purpose of this Agreement in a certificate executed by one of the Company's then existing Authorized Officers and (ii) in the case of Prudential, any officer of Prudential designated as its "Authorized Officer" in the Information Schedule or any officer of Prudential designated as its "Authorized Officer" for the purpose of this Agreement in a certificate executed by one of its then existing Authorized Officers. Any action taken under this Agreement on behalf of the Company by any individual who on or after the date of this Agreement shall have been an Authorized Officer of the Company and whom Prudential in good faith believes to be an Authorized Officer of the Company at the time of such action shall be binding on the Company even though such individual shall have ceased to be an Authorized Officer of the Company, and any action taken under this Agreement on behalf of Prudential by any individual who on or after the date of this Agreement shall have been an Authorized Officer of Prudential, and whom the Company in good faith believe to be an Authorized Officer of Prudential at the time of such action shall be binding on Prudential even though such individual shall have ceased to be an Authorized Officer of Prudential.

         "Available Facility Amount" shall have the meaning specified in paragraph 2B(1).

         "Bankruptcy Law" shall have the meaning specified in clause (vii) of paragraph 7A.

         "Business Day" shall have the meaning specified in paragraph 10A.

         "Cancellation Date" shall have the meaning specified in paragraph
2D(iv).

         "Cancellation Fee" shall have the meaning specified in paragraph
2D(iv).

         "Capitalized Lease Obligation" shall mean, with respect to any Person, any rental obligation of such Person which, under GAAP, is or will be required to be capitalized on the books of such Person, taken at the amount thereof accounted for as indebtedness (net of interest expense) in accordance with such principles.

         "CERCLA" shall mean the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. Section 9601 et. seq.), as amended, and the regulations promulgated thereunder.

         "Closing Day" shall mean the Series A Closing Day, the Series B Closing Day and the Series C Closing Day and shall mean, with respect to any Accepted Note, the Business Day specified for the closing of the purchase and sale of such Accepted Note in the Confirmation of Acceptance for such Accepted Note, provided that (i) if the Company and the Purchasers which are obligated to
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purchase Series A Notes, Series B Notes, Series C Notes or any Accepted Notes
agree on an earlier Business Day for such closing, the "Closing Day" for such Notes shall be such earlier Business Day, and (ii) if the closing of the purchase and sale of the Series A Notes, Series B Notes, Series C Notes or any Accepted Notes is rescheduled pursuant to paragraph 2C, the Closing Day for such Notes, for all purposes of this Agreement except references to "original Closing Day" in paragraph 2D(iii), shall mean the Rescheduled Closing Day with respect to such Notes.

         "Code" shall mean the Internal Revenue Code of 1986, as amended.

         "Confirmation of Acceptance" shall have the meaning specified in paragraph 2B(5).

         "Consolidated Interest Expense" shall mean the sum of all amounts that would, in accordance with GAAP, be deducted in computing Consolidated Net Income for the fiscal periods in question on account of interest, including without limitation, imputed interest in respect of Capitalized Lease Obligations, fees in respect of letters of credit and bankers' acceptance financing and amortization of debt discount and expense.

         "Consolidated Net Income" shall mean the consolidated gross revenues of the Company and Subsidiaries for the period in question, less all operating and non-operating expenses, including all charges of a proper character (including current and deferred taxes on income, provision for taxes on unremitted foreign earnings which are included in gross revenues, and current additions to reserves), but not including in gross revenues any (i) gains (net of expenses and taxes applicable thereto) in excess of losses resulting from the sale, conversion, exchange or other disposition of capital assets (i.e., assets other than current assets) other than real property sold for cash, cash equivalents or other property or tangible assets by the Company or the Property Subs in the ordinary course of their Property Development Activities, (ii) gains resulting from the write-up of assets, (iii) equity in the unremitted earnings of any other Person (other than of Subsidiaries) or (iv) net income, gain or loss during such period from any change in accounting, from any Discontinued Operations or the disposition thereof, from any extraordinary events or from any prior period adjustments, all determined in accordance with GAAP.

         "Consolidated Net Income Before Taxes" shall mean Consolidated Net Income for the period in question plus the sum of all deferred and current Federal, state, local and foreign taxes that are deducted in accordance with GAAP in computing Consolidated Net Income for such period.

         "Consolidated Shareholders' Equity" shall mean, at any time of determination thereof, for the Company and Subsidiaries determined in accordance with GAAP, the sum of consolidated shareholders' equity and any consolidated mezzanine equity (or other temporary or non-permanent equity) resulting from the application of SFAS 123R and related to stock based compensation awards issued to management which are puttable upon a change of control.

         "Consolidated Total Assets" shall mean, at any time of determination thereof, the consolidated total assets of the Company and Subsidiaries determined in accordance with GAAP.

         "Debt" shall mean, as to any Person at the time of determination thereof without duplication, (i) any indebtedness of such Person (A) for borrowed money, including commercial paper and revolving credit lines, (B) evidenced by bonds, debentures or notes or otherwise representing extensions of credit, whether or not representing obligations for borrowed money or (C) for the payment of the deferred purchase price of property or services, except trade accounts payable arising in the ordinary course of business, regardless of when such liability or other obligation is due and payable, (ii) Capitalized Lease Obligations of such Person, (iii) Guarantees, assumptions and endorsements by such Person (other than endorsements of negotiable instruments for collection in the ordinary course of business) of Debt of another Person, and (iv) Debt of another Person secured by Liens on the property or other assets of such Person. "Debt" shall not include (i) a reimbursement obligation incurred in connection with a standby letter of credit issued in support of trade payables or as condition to receiving a governmental entitlement, a performance bond or a performance guaranty, in each case to the extent such reimbursement obligation is contingent or (ii) in the case of the Company, a Guarantee of up to $25,000,000 of revolving debt of Hawaii Sugar & Transportation Cooperative.

         "Debt to EBITDA Ratio" shall mean, as at any time of determination thereof, the ratio (expressed as a percentage) of (i) all Debt of the Company and Subsidiaries on a consolidated basis to (ii) EBITDA for the four consecutive fiscal quarter period then most recently ended.

         "Delayed Delivery Fee" shall have the meaning specified in paragraph 2D(iii).

         "Discontinued Operations" shall have the meaning provided pursuant to GAAP, provided that any sale or condemnation of real estate which is treated as a discontinued operation pursuant to GAAP shall be treated as a sale of a continuing operation to the extent the net proceeds of such sale or condemnation have been reinvested in real estate within twelve months from the date of sale or condemnation.

         "EBITDA" shall mean, for any period, Consolidated Net Income Before Taxes for such period plus, to the extent deducted in the calculation thereof, Consolidated Interest Expense, depreciation and amortization.

         "Environmental and Safety Laws" shall mean all Federal, state and local laws, regulations and ordinances, relating to the discharge, handling, disposition or treatment of Hazardous Materials and other substances or the protection of the environment or of employee health and safety, including, without limitation, CERCLA, the Hazardous Materials Transportation Act
(49 U.S.C. Section 1801 et. seq.), the Resource Conservation and Recovery Act (42 U.S.C. Section 6901 et. seq.), the Federal Water Pollution Control Act (33 U.S.C. Section 1251 et. seq.), the Clean Air Act (42 U.S.C. Section 7401 et. seq.), the Toxic Substances Control Act (15 U.S.C. Section 2601 et. seq.), the Occupational Safety and Health Act (29 U.S.C. Section 651 et. seq.) and the Emergency Planning and Community Right-To-Know Act (42 U.S.C. Section 11001 et. seq.), each as the same may be amended and supplemented.

         "Environmental Liabilities and Costs" shall mean, as to any Person, all liabilities, obligations, responsibilities, remedial actions, losses, damages, punitive damages, consequential damages, treble damages, contribution, cost recovery, costs and expenses (including all fees, disbursements and expenses of counsel, expert and consulting fees, and costs of investigation and feasibility studies), fines, penalties, sanctions and interest incurred as a result of any claim or demand, by any Person, whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute, permit, order or agreement with any Federal, state or local governmental authority or other Person, arising from environmental, health or safety conditions, or the release or threatened release of a contaminant, pollutant or Hazardous Material into the environment, resulting from the operations of such Person or its subsidiaries, or breach of any Environmental and Safety Law or for which such Person or its subsidiaries is otherwise liable or responsible.

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

         "ERISA Affiliate" shall mean any corporation which is a member of the same controlled group of corporations as the Company within the meaning of section 414(b) of the Code, or any trade or business which is under common control with the Company within the meaning of section 414(c) of the Code.

         "Event of Default" shall mean any of the events specified in paragraph 7A, provided that there has been satisfied any requirement in connection with such event for the giving of notice, or the lapse of time, or the happening of any further condition, event or act, and "Default" shall mean any of such events, whether or not any such requirement has been satisfied.

         "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

         "Existing Agreements" shall mean the Private Shelf Agreement dated as of November 25, 2003, the Private Shelf Agreement dated as of April 25, 2001 and the Private Shelf Agreement dated as of August 2, 1996.

         "Facility" shall have the meaning specified in paragraph 2B(1).

         "FASB" shall mean the Financial Accounting Standards Board of the American Institute of Certified Public Accountants, or any successor body.

         "GAAP" shall have the meaning provided in paragraph 10C.

         "Guarantee" shall mean, without duplication, any obligation, contingent or otherwise, of any Person guaranteeing or having the economic effect of guaranteeing any Debt or other obligation of any other Person (the primary obligor) in any manner, directly or indirectly, and including any obligation:

                  (i) to make any loan, advance or capital contribution, or for the purchase of any property from, any Person, in each case for the purpose of enabling such Person to maintain working capital, net worth or any other balance sheet condition or to pay debts, dividends or expenses except for advances, deposits and initial payments made in the usual and ordinary course of business for the purchase or acquisition of property or services; or

                  (ii) to purchase materials, supplies or other property or services if such obligation requires that payment for such materials, supplies or other property or services be made regardless of whether or not delivery of such materials, supplies or other property or services is ever made or tendered; or

                  (iii) to rent or lease (as lessee) any real or personal property (except for leases in effect on December 31, 2005) if such obligation is absolute and unconditional under conditions not customarily found in commercial leases then in general use; or

                  (iv) of any partnership or joint venture in which such Person is a general partner or joint venturer if such obligation is not expressly non-recourse to such Person;

but excluding a completion guarantee issued in connection with a real estate development project to the extent contingent and not constituting a direct or indirect obligation to re-pay Debt.

         "Hazardous Materials" shall mean (a) any material or substance defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials," "toxic substances" or any other formulations intended to define, list or classify substances by reason of their deleterious properties,
(b) any oil, petroleum or petroleum derived substance, (c) any flammable substances or explosives, (d) any radioactive materials, (e) asbestos in any form, (f) electrical equipment that contains any oil or dielectric fluid containing levels of polychlorinated biphenyls in excess of fifty parts per million, (g) pesticides or (h) any other chemical, material or substance, exposure to which is prohibited, limited or regulated by any governmental agency or authority or which may or could pose a hazard to the health and safety of persons in the vicinity thereof.

         "Hedge Treasury Note(s)" shall mean, with respect to the Series A Notes, the Series B Notes, the Series C Notes and any Accepted Notes, the United States Treasury Note or Notes whose duration (as determined by Prudential) most closely matches the duration of such Series A Notes, Series B Notes, Series C Notes or Accepted Notes.

         "Hostile Tender Offer" shall mean, with respect to the use of proceeds of any Note, any offer to purchase, or any purchase of, shares of capital stock of any corporation or equity interests in any other entity, or securities convertible into or representing the beneficial ownership of, or rights to acquire, any such shares or equity interests, if such shares, equity interests, securities or rights are of a class which is publicly traded on any securities exchange or in any over-the-counter market, other than purchases for portfolio investment purposes of such shares, equity interests, securities or rights which, together with any shares, equity interests, securities or rights then owned, represent less than 5% of the equity interests or beneficial ownership of such corporation or other entity, and such offer or purchase has not been duly approved by the board of directors of such corporation or the equivalent governing body of such other entity prior to the date on which the Company makes the Request for Purchase of such Note.

         "including" shall mean, unless the context clearly requires otherwise, "including without limitation".

         "Institutional Investor" shall mean an insurance company, bank, pension fund, investment company, "qualified institutional buyer" (as such term is defined under Rule 144A promulgated under the Securities Act, or any successor law, rule or regulation), "accredited investor" (as such term is defined under Regulation D promulgated under the Securities Act, or any successor law, rule or regulation) or other Person with assets in excess of $50,000,000 that invests in securities for its own account or as a dealer.

         "Investment Grade Rating" shall mean a rating on the unsecured debt of the Company by (a) Moody's Investors Service of Baa3 or higher, (b) Standard & Poors' of BBB- or higher, or (c) Fitch Ratings of BBB- or higher.

         "Issuance Period" shall have the meaning specified in paragraph 2B(2).

         "Lien" shall mean any mortgage, deed of trust, pledge, security interest, encumbrance, lien or charge of any kind (including any agreement to give any of the foregoing, any purchase money mortgage, conditional sale or other title retention agreement, any lease in the nature thereof, and the filing of or agreement to give any financing statement (exclusive of filings for precautionary purposes only) under the Uniform Commercial Code of any jurisdiction).

         "margin stock" shall have the meaning specified in paragraph 8I.

         "Material Rights" shall have the meaning specified in paragraph 8P.

         "Matson" shall mean Matson Navigation Company, Inc., a wholly owned subsidiary of the Company.

         "Matson Subsidiary" shall mean any Subsidiary a majority of the Voting Stock of which is owned by Matson, either directly or through Matson Subsidiaries.

         "Multiemployer Plan" shall mean any Plan which is a "multiemployer plan" (as such term is defined in section 4001(a)(3) of ERISA).

         "Net Operating Income from Unencumbered Investment Properties" shall mean, for any period, the consolidated revenues attributable to Unencumbered Investment Properties less operating expenses, real property taxes, taxes on gross revenue, common area maintenance expenses, ground and other rents, other rental expenses, and charges for property management related thereto, but in no event shall take into account tenant deposits, refunds of tenant deposits, tenant improvements paid for by the Company or Subsidiaries, reimbursement by tenants to the Company or Subsidiaries for tenant improvements paid for by the Company or Subsidiaries, allowances for bad debts, gains or losses from the sales of leased property, depreciation and amortization, overhead allocations that are not directly associated with the property, or state and federal income taxes.

         "non-Matson Subsidiaries" shall mean Subsidiaries of the Company other than Matson, any successor thereof and Matson Subsidiaries.

         "Notes" shall have the meaning specified in paragraph 1B.

         "Officer's Certificate" shall mean a certificate signed in the name of the Company by an Authorized Officer of the Company.

         "PBGC" shall mean the Pension Benefit Guaranty Corporation, or any successor or replacement entity thereto under ERISA.

         "Permitted Assets" shall mean (i) where any Property Sub or any assets of a Property Sub or of the Company (other than capital stock of Matson or any successor thereof) have been sold or otherwise transferred, assets, including real estate, to be used by the Company or any Property Sub in conducting Property Development Activities, the Property Management Business or the food products business and (ii) in all other instances, assets, including real estate, to be used in conducting Property Development Activities, the Property Management Business, the food products business or the ocean transportation business.

         "Permitted Debt" shall mean (i) any unsecured Debt of the Company or a Subsidiary (exclusive of Debt owed to the Company or a Subsidiary) selected by the Company, so long as the aggregate amount of all proceeds applications from sales or other dispositions which are made after December 31, 2005 pursuant to the proviso appearing in clauses (iv), (v) or (vi) of paragraph 6B(3) do not exceed $150,000,000 and (ii) after the $150,000,000 basket in clause (i) has been fully utilized, all unsecured Debt of the Company and Subsidiaries (exclusive of any Debt owed to the Company or a Subsidiary thereof) on a pro rata basis.
--- ----

         "Person" shall mean and include an individual, a partnership, a joint venture, a corporation, a trust, a limited liability company, an unincorporated organization and a government or any department or agency thereof.

         "Plan" shall mean any "employee pension benefit plan" (as such term is defined in section 3 of ERISA) which is or has been established or maintained, or to which contributions are or have been made, by the Company or any ERISA Affiliate.

         "Principal Officer" shall mean the Treasurer, Chief Financial Officer and Chief Legal Officer of the Company and any other officer of the Company whose responsibilities include monitoring the Company's compliance with the provisions of this Agreement.

         "Priority Debt" shall mean, at any time of determination and without duplication, the sum of (i) Debt secured by Liens incurred pursuant to paragraph 6B(1)(vi), (ii) Debt of the Company or any non-Matson Subsidiary owed to Matson, any successor thereof or a Matson Subsidiary (other than for cash management purposes in accordance with the Company's standard cash management policies) and
(iii) Debt of Subsidiaries, other than (a) Guarantees of Debt of the Company so long as each such Subsidiary has guaranteed the Notes and all notes outstanding under the Existing Agreements and the Required Holders have confirmed in writing that they are satisfied that such Guarantee does not subject the holders of the Notes and all notes outstanding under the Existing Agreements to potentially adverse fraudulent conveyance treatment vis-a-vis any other recipient of a
                                        --- - ---
Guarantee from such Subsidiary, (b) Guarantees by Matson and Matson Subsidiaries of Debt of Matson, Matson Subsidiaries and Third Parties and (c) Debt of a non-Matson Subsidiary to Matson or a Matson Subsidiary described in the parenthetical in clause (ii) of this definition and (d) Debt of Matson and Matson Subsidiaries (1) of the type specified in paragraph 6B(1)(iii) or (2) that is unsecured, so long as such Debt described in this clause (d) (x) is not guaranteed by the Company or any non-Matson Subsidiary and (y) is not a Guarantee by Matson, any successor or any Matson Subsidiary of Debt of the Company or any non-Matson Subsidiary].

         "Priority Debt Limit" shall mean, at any time of determination, the sum of (i) $150,000,000 and (ii) $2,500,000 multiplied by the number of complete fiscal quarters ended subsequent to December 31, 2005.

         "Prohibited Transaction" shall mean any transaction described in section 406 of ERISA which is not exempt by reason of section 408 of ERISA or the transitional rules set forth in section 414(c) of ERISA and any transaction described in section 4975(c) of the Code which is not exempt by reason of section 4975(c) (2) or section 4975(d) of the Code, or the transitional rules of section 2003(c) of ERISA.

         "Property" shall mean all real property owned or leased by the Company or any of its Subsidiaries, and all personal property (including without limitation ocean transportation vessels and hauling trucks) owned or leased by the Company or any Subsidiary.

         "Property Development Activities" shall mean land acquisition and development activities, the principal objective of which is to acquire and develop real property for sale or other disposition.

         "Property Management Business" shall mean the managing, leasing, selling and purchasing of real property.

         "Property Subs" shall mean non-Matson Subsidiaries that exist on the date hereof or that are subsequently formed or acquired and, in each case, whose principal business activities are to engage in Property Development Activities.

         "Prudential" shall mean Prudential Investment Management, Inc. and any successor thereto.

         "Prudential Affiliate" shall mean (i) any corporation or other entity controlling, controlled by, or under common control with, Prudential and (ii) any managed account or investment fund which is managed by Prudential or a Prudential Affiliate described in clause (i) of this definition. For purposes of this definition the terms "control", "controlling" and "controlled" shall mean the ownership, directly or through subsidiaries, of a majority of a corporation's or other Person's Voting Stock or equivalent voting securities or interests.

         "Purchasers" shall mean, with respect to any Notes, Prudential and/or the Prudential Affiliate(s) which are purchasing such Notes.

         "Request for Purchase" shall have the meaning specified in paragraph 2B(3).

         "Required Holder(s)" shall mean the holder or holders of at least 66 2/3% of the aggregate principal amount of the Notes or of a Series of Notes, as the context may require, from time to time outstanding and, if no Notes are outstanding, shall mean Prudential.

         "Rescheduled Closing Day" shall have the meaning specified in paragraph 2C.

         "Restricted Payments" shall have the meaning specified in paragraph 6C.

         "Securities Act" shall mean the Securities Act of 1933, as amended.

         "Series" shall have the meaning specified in paragraph 1.

         "Series A Closing Day" shall mean December 20, 2006 (and, if such day is not a Business Day, the next succeeding Business Day).

         "Series A Purchasers" shall mean The Prudential Insurance Company of America, Prudential Life Insurance Company, Ltd., Gibraltar Life Insurance Company, Ltd. and Prudential Retirement Insurance and Annuity Company.

         "Series B Closing Day" shall mean March 20, 2007 (and, if such day is not a Business Day, the next succeeding Business Day).

         "Series B Purchasers" shall mean The Prudential Insurance Company of America.

         "Series C Closing Day" shall mean June 20, 2007 (and, if such day is not a Business Day, the next succeeding Business Day).

         "Series C Purchasers" shall mean The Prudential Insurance Company of America.

         "Significant Holder" shall mean (i) Prudential or any Prudential Affiliate, so long as Prudential or any Prudential Affiliate shall hold any Note or the Issuance Period has not terminated or (ii) any other holder of at least 10% of the aggregate principal amount of the Notes of any Series from time to time outstanding.

         "Significant Subsidiary" shall mean any direct or indirect Subsidiary of the Company, the net worth of which is, on the date of determination, 5% or more of Consolidated Shareholders' Equity.

         "Structuring Fee" shall have the meaning specified in paragraph 2D(i).

         "Subsidiary" shall mean, as to the Company, any company, whether operating as a corporation, joint venture, partnership, limited liability company or other entity, which is consolidated with the Company in accordance with GAAP.

         "Third Party" shall mean any Person other than Company and its Subsidiaries.

         "Total Investment Property Value" shall mean, as of any date of determination, the aggregate book value of all developed real estate owned in fee by the Company and non-Matson Subsidiaries, in each case as of the date of acquisition or completion of construction thereof.

         "Transferee" shall mean any Institutional Investor that is the direct or indirect transferee of all or any part of any Note purchased under this Agreement.

         "Undeveloped Land" shall mean (i) land owned in fee by the Company or any Subsidiary (exclusive of Matson and Matson Subsidiaries) as of December 31, 2005 which at the time of determination has not been developed for commercial or residential purposes, (ii) land acquired by the Company or any Subsidiary (exclusive of Matson and Matson Subsidiaries) subsequent to December 31, 2005 pursuant to a Code section 1031 like-kind exchange (in exchange for land described in clause (i) or (ii) of this definition) which at the time of determination has not been developed for commercial or residential purposes, or
(iii) capital stock or other equity interests of a Subsidiary which owns as its principal asset, directly or indirectly, Undeveloped Land described in clause
(i) or (ii) of this definition.

         "Unencumbered Investment Properties" shall mean developed real estate owned in fee by the Company and non-Matson Subsidiaries which is not subject to a mortgage or any other Lien, other than Liens described in clauses (i) or (ii) of paragraph 6B(1).

         "Unencumbered Investment Property Value" shall mean, as of any date of determination, the aggregate book value of all Unencumbered Investment Properties, in each case as of the date of acquisition or completion of construction thereof.

         "USA Patriot Act" means United States Public Law 107-56, Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT ACT) Act of 2001, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

         "Voting Stock" shall mean any shares of stock (or comparable equity securities) whose holders are entitled under ordinary circumstances to vote for the election of directors (or comparable persons), irrespective of whether at the time stock (or comparable equity securities) of any other class or classes shall have or might have voting power by reason of the happening of any contingency.

         10C. Accounting Principles, Terms and Determinations. All references in this Agreement to "generally accepted accounting principles" and "GAAP" shall be deemed to refer to generally accepted accounting principles in effect in the United States at the time of application thereof. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all determinations with respect to accounting matters hereunder shall be made, and all unaudited financial statements and certificates and reports as to financial matters required to be furnished hereunder shall be prepared, in accordance with generally accepted accounting principles, applied on a basis consistent with the most recent audited consolidated financial statements of the Company and its Subsidiaries delivered pursuant to clause (ii) of paragraph 5A or, if no such statements have been so delivered, the most recent audited financial statements referred to in clause (i) of paragraph 8B.

         11. MISCELLANEOUS.

         11A. Note Payments. The Company agrees that, so long as any Purchaser shall hold any Note, it will make payments of principal of, interest on, and any Yield-Maintenance Amount payable with respect to, such Note, which comply with the terms of this Agreement, by wire transfer of immediately available funds for credit on the date due to the account or accounts of such Purchaser specified in the purchaser schedule attached hereto or to the applicable Confirmation of Acceptance with respect to such Note or such other account or accounts in the United States as such Purchaser may from time to time designate in writing, notwithstanding any contrary provision herein or in any Note with respect to the place of payment. Each Purchaser agrees that, before disposing of any Note, it will make a notation thereon (or on a schedule attached thereto) of all principal payments previously made thereon and of the date to which interest thereon has been paid. The Company agrees to afford the benefits of this paragraph 11A to any Transferee which shall have made the same agreement as the Purchasers have made in this paragraph 11A.

         11B. Expenses. The Company agrees, whether or not the transactions contemplated hereby shall be consummated, to pay, and save Prudential, each Purchaser and any Transferee harmless against liability for the payment of, all out-of-pocket expenses arising in connection with such transactions, including
(i) all document production and duplication charges and the fees and expenses of any special counsel engaged by the Purchasers or any Transferee in connection with this Agreement, the transactions contemplated hereby and any subsequent proposed modification of, or proposed consent under, this Agreement, whether or not such proposed modification shall be effected or proposed consent granted, and (ii) the reasonable costs and expenses, including attorneys' fees, incurred by any Purchaser or any Transferee in enforcing any rights under this Agreement or the Notes or in responding to any subpoena or other legal process or informal investigative demand issued in connection with this Agreement or the transactions contemplated hereby or by reason of any Purchaser's or any Transferee's having acquired any Note, including without limitation costs and expenses incurred in any bankruptcy case of the Company or any Subsidiary. The obligations of the Company under this paragraph 11B shall survive the transfer of any Note or portion thereof or interest therein by any Purchaser or any Transferee and the payment of any Note.

         11C. Consent to Amendments. This Agreement may be amended, and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, if the Company shall obtain the written consent to such amendment, action or omission to act, of the Required Holder(s) of the Notes of each Series except that, (i) with the written consent of the holders of all Notes of a particular Series, and if an Event of Default shall have occurred and be continuing, of the holders of all Notes of all Series, at the time outstanding (and not without such written consents), the Notes of such Series may be amended or the provisions thereof waived to change the maturity thereof, to change or affect the principal thereof, or to change or affect the rate or time of payment of interest on or any Yield-Maintenance Amount payable with respect to the Notes of such Series, (ii) without the written consent of the holder or holders of all Notes at the time outstanding, no amendment to or waiver of the provisions of this Agreement shall change or affect the provisions of paragraph 7A or this paragraph 11C insofar as such provisions relate to proportions of the principal amount of the Notes of any Series, or the rights of any individual holder of Notes, required with respect to any declaration of Notes to be due and payable or with respect to any consent, amendment, waiver or declaration, (iii) with the written consent of Prudential (and not without the written consent of Prudential) the provisions of paragraph 2B may be amended or waived (except insofar as any such amendment or waiver would affect any rights or obligations with respect to the purchase and sale of Notes which shall have become Accepted Notes prior to such amendment or waiver), and (iv) with the written consent of all of the Purchasers which shall have become obligated to purchase Notes of any Series (and not without the written consent of all such Purchasers), any of the provisions of paragraphs 2B and 3 may be amended or waived insofar as such amendment or waiver would affect only rights or obligations with respect to the purchase and sale of the Notes of such Series or the terms and provisions of such Notes. Each holder of any Note at the time or thereafter outstanding shall be bound by any consent authorized by this paragraph 11C, whether or not such Note shall have been marked to indicate such consent, but any Notes issued thereafter may bear a notation referring to any such consent. No course of dealing between the Company and Prudential or the holder of any Note nor any delay in exercising any rights hereunder or under any Note shall operate as a waiver of any rights of Prudential or any holder of such Note. As used herein and in the Notes, the term "this Agreement" and references thereto shall mean this Agreement as it may from time to time be amended or supplemented.

         11D. Form, Registration, Transfer and Exchange of Notes; Transfer Restriction. The Notes are issuable as registered notes without coupons in denominations of at least $2,500,000, except as may be necessary to reflect any principal amount not evenly divisible by $2,500,000. The Company shall keep at its principal office a register in which the Company shall provide for the registration of Notes and of transfers of Notes. Upon surrender for registration of transfer of any Note at the principal office of the Company, the Company shall, at its expense, execute and deliver one or more new Notes of the same tenor and of the same aggregate principal amount, registered in the name of such transferee or transferees. At the option of the holder of any Note, such Note may be exchanged for other Notes of the same tenor and of any authorized denominations, of the same aggregate principal amount, upon surrender of the Note to be exchanged at the principal office of the Company. Whenever any Notes are so surrendered for exchange, the Company shall, at its expense, execute and deliver the Notes which the holder making the exchange is entitled to receive. Each prepayment of principal payable on each prepayment date upon each new Note issued upon any such transfer or exchange shall be in the same proportion to the unpaid principal amount of such new Note as the prepayment of principal payable on such date on the Note surrendered for registration of transfer or exchange bore to the unpaid principal amount of such Note. No reference need be made in any such new Note to any prepayment or prepayments of principal previously due and paid upon the Note surrendered for registration of transfer or exchange. Every Note surrendered for registration of transfer or exchange shall be duly endorsed, or be accompanied by a written instrument of transfer duly executed, by the holder of such Note or such holder's attorney duly authorized in writing. Any Note or Notes issued in exchange for any Note or upon transfer thereof shall carry the rights to unpaid interest and interest to accrue which were carried by the Note so exchanged or transferred, so that neither gain nor loss of interest shall result from any such transfer or exchange. Upon receipt of written notice from the holder of any Note of the loss, theft, destruction or mutilation of such Note and, in the case of any such loss, theft or destruction, upon receipt of such holder's unsecured indemnity agreement, or in the case of any such mutilation upon surrender and cancellation of such Note, the Company will make and deliver a new Note, of the same tenor, in lieu of the lost, stolen, destroyed or mutilated Note. Notwithstanding anything to the contrary herein, each Purchaser agrees, and each subsequent holder of a Note or purchaser of a participation in a Note by its acceptance of an interest in a Note agrees, that no Note shall be transferred to any Person which is not an Institutional Investor without the prior consent of the Company, such consent not to be unreasonably withheld.

         11E. Persons Deemed Owners; Participations. Prior to due presentment for registration of transfer, the Company may treat the Person in whose name any
Note is registered as the owner and holder of such Note for the purpose of receiving payment of principal of and premium, if any, and interest on such Note and for all other purposes whatsoever, whether or not such Note shall be overdue, and the Company shall not be affected by notice to the contrary. Subject to the preceding sentence, the holder of any Note may from time to time grant participations in all or any part of such Note to any Institutional Investor on such terms and conditions as may be determined by such holder in its sole and absolute discretion.

         11F. Survival of Representations and Warranties; Entire Agreement. All representations and warranties contained herein or made in writing by or on behalf of the Company in connection herewith shall survive the execution and delivery of this Agreement and the Notes, the transfer of any Note or portion thereof or interest therein and the payment of any Note, and may be relied upon by any Transferee, regardless of any investigation made at any time by or on behalf of any Purchaser or Transferee. Subject to the preceding sentence, this Agreement and the Notes embody the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersede all prior agreements and understandings relating to the subject matter hereof.

         11G. Successors and Assigns. All covenants and other agreements in this Agreement contained by or on behalf of either of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto (including, without limitation, any Transferee) whether so expressed or not.

         11H. Independence of Covenants. All covenants hereunder shall be given independent effect so that if a particular action or condition is prohibited by any one of such covenants, the fact that it would be permitted by an exception to, or otherwise be in compliance within the limitations of, another covenant shall not (i) avoid the occurrence of a Default or Event of Default if such action is taken or such condition exists or (ii) in any way prejudice an attempt by the holder of any Note to prohibit, through equitable action or otherwise the taking of any action by the Company or any Subsidiary which would result in a Default or Event of Default. For the avoidance of doubt, if a particular action or condition is expressly permitted by an exception to a covenant and is not expressly prohibited by another provision in the same covenant, the taking of such action or the existence of such condition shall not result in a Default or Event of Default under such covenant.

         11I. Notices. All written communications provided for hereunder (other than communications provided for under paragraph 2B) shall be sent by first class mail or nationwide overnight delivery service (with charges prepaid) and
(i) if to Prudential, at the address set forth on the first page of this letter or at such other address as Prudential shall have specified to the Company in writing, (ii) if to any Purchaser, addressed as specified for such communications in the purchaser schedule attached hereto or to the applicable Confirmation of Acceptance or at such other address as any such Purchaser shall have specified to the Company in writing, (iii) if to any other holder of any Note, addressed to it at such address as it shall have specified in writing to the Company or, if any such holder shall not have so specified an address, then addressed to such holder in care of the last holder of such Note which shall have so specified an address to the Company and (iv) if to the Company, addressed to it at 822 Bishop Street, Honolulu, Hawaii 96813, Attention: Chief Financial Officer (with a copy to Chief Legal Officer) or at such other address as the Company shall have specified to each holder of a Note in writing. Any communication pursuant to paragraph 2B shall be made by the method specified for such communication in paragraph 2B, and shall be effective to create any rights or obligations under this Agreement only if, in the case of a telephone communication, an Authorized Officer of the party conveying the information and of the party receiving the information are parties to the telephone call, and in the case of a telefacsimile communication, the communication is signed by an Authorized Officer of the party conveying the information, addressed to the attention of an Authorized Officer of the party receiving the information, and in fact received at the telefacsimile terminal the number of which is listed for the party receiving the communication in the Information Schedule or at such other telefacsimile terminal as the party receiving the information shall have specified in writing to the party sending such information.

         11J. Descriptive Headings. The descriptive headings of the several paragraphs of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

         11K. Satisfaction Requirement. If any agreement, certificate or other writing, or any action taken or to be taken, is, by the terms of this Agreement, required to be satisfactory to Prudential, any Purchaser or the Required Holder(s), the determination of such satisfaction shall be made by Prudential, such Purchaser or the Required Holder(s), as the case may be, in the sole and exclusive judgment (exercised in good faith) of the Person(s) making such determination.

         11L. Governing Law. This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of California.

         11M. Payments Due on Non-Business Days. Anything in this Agreement or the Notes to the contrary notwithstanding, any payment of principal of or interest, or Yield-Maintenance Amount payable with respect to, any Note that is due on a date other than a Business Day shall be made on the next succeeding Business Day, without interest for the period of extension.

         11N. Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         11O. Severalty of Obligations. The sales of Notes to the Purchasers are to be several sales, and the obligations of Prudential and the Purchasers under this Agreement are several obligations. No failure by Prudential or any Purchaser to perform its obligations under this Agreement shall relieve any other Purchaser or the Company of any of its obligations hereunder, and neither Prudential nor any Purchaser shall be responsible for the obligations of, or any action taken or omitted by, any other such Person hereunder.

         11P. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

         11Q. Binding Agreement. When this Agreement is executed and delivered by the Company, Prudential and the Series A, B and C Purchasers, it shall become a binding agreement among the Company, Prudential and the Series A, B and C Purchasers. This Agreement shall also inure to the benefit of each Purchaser which shall have executed and delivered a Confirmation of Acceptance, and each such Purchaser shall be bound by this Agreement to the extent provided in such Confirmation of Acceptance.



                    [Balance of page intentionally left blank.]

                                        ALEXANDER & BALDWIN, INC.,
                                        a Hawaii corporation


                                        By:  /s/ W. Allen Doane
                                             ----------------------------
                                        Its: President & CEO



                                        By:  /s/ Christopher J. Benjamin
                                            ---------------------------
                                        Its: Senior Vice President & CFO


The foregoing Agreement is
hereby accepted as of the
date first above written.

PRUDENTIAL INVESMENT
         MANAGEMENT, INC.


By:  /s/ Mitchell Reed
     ------------------------------------------------
         Vice President


THE PRUDENTIAL INSURANCE
         COMPANY OF AMERICA


By:  /s/ Mitchell Reed
     ------------------------------------------------
         Vice President


PRUDENTIAL RETIREMENT INSURANCE
          AND ANNUITY COMPANY



By:       Prudential Investment Management, Inc.,
          As investment manager


          By: /s/ Mitchell Reed
              ---------------------------------------------
                  Vice President




GIBRALTAR LIFE INSURANCE CO., LTD.



By:       Prudential Investment Manager (Japan),
          Inc, as Investment Manager



By:       Prudential Investment Manager, Inc.,
          As Sub-Adviser




          By: /s/ Mitchell Reed
              ---------------------------------------------
                  Vice President




THE PRUDENTIAL LIFE INSURANCE
          COMPANY, LTD.



By:       Prudential Investment Management (Japan),
          Inc., as Investment Manager



By:       Prudential Investment Management, Inc.,
          As Sub-Adviser



          By: /s/ Mitchell Reed
              ---------------------------------------------
                  Vice President

                              INFORMATION SCHEDULE


Authorized Officers for PIM
---------------------------

Mitchell W. Reed
Senior Vice President
PRUDENTIAL CAPITAL GROUP
Four Embarcadero Center, Suite 2700
San Francisco, California  94111
Telephone:    (415) 291-5059
Facsimile:    (415) 421-6233


Iris Krause
Vice President
PRUDENTIAL CAPITAL GROUP
Four Embarcadero Center, Suite 2700
San Francisco, California  94111
Telephone:    (415) 291-5060
Facsimile:    (415) 421-6233


Mathew Douglass
Vice President
PRUDENTIAL CAPITAL GROUP
Four Embarcadero Center, Suite 2700
San Francisco, California  94111
Telephone:    (415) 291-5078
Facsimile:    (415) 421-6233


Stephen J. DeMartini
Managing Director
PRUDENTIAL CAPITAL GROUP
Four Embarcadero Center, Suite 2700
San Francisco, California  94111
Telephone:    (415) 291-5058
Facsimile:    (415) 421-6233



James McCrane
PRUDENTIAL CAPITAL GROUP
100 Mulberry Street
Gateway Center Four, 7th Floor
Newark, New Jersey  07102
Telephone:    (973) 802-4222
Facsimile:    (973) 624-6432


Charles Senner
PRUDENTIAL CAPITAL GROUP
100 Mulberry Street
Gateway Center Four, 7th Floor
Newark, New Jersey  07102
Telephone:    (973) 802-6660
Facsimile:    (973) 624-6432


Authorized Officers for the Company
-----------------------------------

W. A. Doane
Chairman,(1) President, & Chief Executive Officer
ALEXANDER & BALDWIN, INC.
822 Bishop Street
P.O. Box 3440
Honolulu, Hawaii 96801-3440
Telephone:    (808) 525-8478
Facsimile:    (808) 525-6616

Christopher J. Benjamin
Senior Vice President, Chief Financial Officer
& Treasurer(2)
ALEXANDER & BALDWIN, INC.
822 Bishop Street
P.O. Box 3440 Honolulu, Hawaii 96801-3440
Telephone:    (808) 525-8405
Facsimile:    (808) 525-6616

Through April 30, 2006:
----------------------
Thomas A. Wellman
Vice President, Controller, & Treasurer
ALEXANDER & BALDWIN, INC.
822 Bishop Street
P.O. Box 3440 Honolulu, Hawaii 96801-3440
Telephone:    (808) 525-6646
Facsimile:    (808) 525-6651

From and After May 1, 2006:
--------------------------
Paul K. Ito
Controller
ALEXANDER & BALDWIN, INC.
822 Bishop Street
P.O. Box 3440
Honolulu, Hawaii 96801-3440
Telephone:    (808) 525-8415
Facsimile:    (808) 525-6651

Timothy H. Reid
Assistant Treasurer(3)
ALEXANDER & BALDWIN, INC.
822 Bishop Street
P.O. Box 3440 Honolulu, Hawaii 96801-3440
Telephone:    (510) 628-4368


(1) Effective April 27, 2006
(2) Effective May 1, 2006
(3) Effective May 1, 2006

                       PURCHASER SCHEDULE - SERIES A NOTES

                                               Aggregate
                                               Principal
                                            Amount of Notes          Note
                                            to be Purchased    Denominations(s)
                                            ---------------    ----------------


    THE PRUDENTIAL INSURANCE COMPANY OF
      AMERICA                                 $20,000,000        $20,000,000
                                              -----------        -----------

(1) All payments on account of Notes held by uch purchaser shall be made by wire transfer of immediately available funds for credit to:

    Account Name: Prudential Managed Portfolio
    Account No.:  P86188 (please do not
                  include spaces)
    JPMorgan Chase Bank
    New York, NY
    ABA No.:  021-000-021

    Each such wire transfer shall set forth
    the name of the Company, a reference to
    "5.53% Senior Notes due December 20, 2016,
    Security No. INV_____, PPN _____" and the due date and application (as among principal, interest and Yield-Maintenance Amount) of the payment being made.

(2) Address for all notices relating to payments:

    The Prudential Insurance Company of America
    c/o Investment Operations Group
    Gateway Center Two, 10th Floor
    100 Mulberry Street
    Newark, NJ 07102-4077

    Attention:  Manager, Billings and Collections

(3) Address for all other communications and notices:

    The Prudential Insurance Company of America
    c/o Prudential Capital Group
    Four Embarcadero Center
    Suite 2700
    San Francisco, CA  94111

    Attention:  Managing Director

(4) Recipient of telephonic prepayment notices:

    Manager, Trade Management Group

    Telephone:  (973) 367-3141
    Facsimile:  (888) 889-3832

(5) Address for Delivery of Notes:

    Send physical security by nationwide
    overnight delivery service to:

    Prudential Capital Group
    Four Embarcadero Center
    Suite 2700
    San Francisco, CA  94111

    Attention:  James F. Evert
    Telephone:  (415) 291-5055

(6) Tax Identification No.: 22-1211670

                       PURCHASER SCHEDULE - SERIES A NOTES

                                               Aggregate
                                               Principal
                                            Amount of Notes          Note
                                            to be Purchased    Denominations(s)
                                            ---------------    ----------------

        THE PRUDENTIAL LIFE INSURANCE
         COMPANY, LTD.                        $14,480,000        $14,480,000

(1) All principal, interest and
    [Yield-Maintenance] [Make-Whole] Amount
    payments on account of Notes held by
    such purchaser shall be made by
    wire transfer of immediately available
    funds for credit to:

    JPMorgan Chase Bank
    New York, NY
    ABA No.:  021-000-021
    Account No.:  P86291
    Account Name:  The Prudential Life
                   Insurance Company, Ltd.

    Each such wire transfer shall set forth
    the name of the Company, a reference to
    "5.53% Senior Notes due December 20, 2016,
    Security No. INV_____, PPN _____" and the due date and application (as among principal, interest and Yield-Maintenance
    Amount) of the payment being made.

(2) All payments, other than principal,
    interest or Yield-Maintenance Amount, on account of Notes held by such purchaser shall be made by wire transfer of immediately available funds for credit to:

    JPMorgan Chase Bank
    New York, NY
    ABA No. 021-000-021
    Account No. 304199036
    Account Name:  Prudential International
                   Insurance Service Co.

    Each such wire transfer shall set forth
    the name of the Company, a reference to
    "5.53% Senior Notes due December 20, 2016,
    Security No. INV_____, PPN _____" and the due date and application (as among principal, interest and Yield-Maintenance
    Amount) of the payment being made.

(3) Address for all notices relating to payments:

    The Prudential Life Insurance Company, Ltd.
    2-13-10, Nagatacho
    Chiyoda-ku, Tokyo 100-0014, Japan

    Telephone:  81-3-5501-5190
    Facsimile:  81-03-5501-5037
    E-mail:  osamu.egi@prudential.com

    Attention:  Osamu Egi, Team Leader of
                Financial Reporting Team

(4) Address for all other communications and notices:

    Prudential Private Placement Investors, L.P.
    c/o Prudential Capital Group
    Four Embarcadero Center
    Suite 2700
    San Francisco, CA  94111

    Attention:  Managing Director

(5) Address for Delivery of Notes:

    Send physical security by nationwide
    overnight delivery service to:

    Prudential Capital Group
    Four Embarcadero Center
    Suite 2700
    San Francisco, CA  94111

    Attention:  James F. Evert
    Telephone:  (415) 291-5055

(6) Tax Identification No.: 00544574

                       PURCHASER SCHEDULE - SERIES A NOTES

                                               Aggregate
                                               Principal
                                            Amount of Notes          Note
                                            to be Purchased    Denominations(s)
                                            ---------------    ----------------

        GIBRALTAR LIFE INSURANCE CO., LTD.    $14,495,000        $14,495,000

(1) All principal, interest and
    Yield-Maintenance Amount payments on
    account of Notes held by such purchaser
    shall be made by wire transfer of
    immediately available funds for credit to:

    JPMorgan Chase Bank
    New York, NY
    ABA No.:  021-000-021
    Account No.:  P86246 (please do not
                  include spaces)
    Account Name: Gibraltar Private

    Each such wire transfer shall set forth
    the name of the Company, a reference to
    "5.53% Senior Notes due December 20, 2016,
    Security No. INV_____, PPN _____" and the due date and application (as among principal, interest and Yield-Maintenance
    Amount) of the payment being made.

(2) All payments, other than principal,
    interest or Yield-Maintenance Amount, on account of Notes held by such purchaser shall be made by wire transfer of immediately available funds for credit to:

    JPMorgan Chase Bank
    New York, NY
    ABA No. 021-000-021
    Account No. 304199036
    Account Name:  Prudential International
                   Insurance Service Company


    Each such wire transfer shall set forth
    the name of the Company, a reference to
    "5.53% Senior Notes due December 20, 2016,
    Security No. INV_____, PPN _____" and the due date and application (as among principal, interest and Yield-Maintenance
    Amount) of the payment being made.

(3) Address for all notices relating to payments:

    The Gibraltar Life Insurance Co., Ltd.
    2-13-10, Nagatacho
    Chiyoda-ku, Tokyo 100-8953, Japan

    Telephone:  81-3-5501-6680
    Facsimile:  81-3-5501-6432
    E-mail:  yoshiki.saito@gib-life.co.jp

    Attention:  Yoshiki Saito, Vice President
                of Investment Operations Team

(4) Address for all other communications and notices:

    Prudential Private Placement Investors, L.P.
    c/o Prudential Capital Group
    Four Embarcadero Center
    Suite 2700
    San Francisco, CA  94111

    Attention:  Managing Director

(5) Address for Delivery of Notes:

    Send physical security by nationwide
    overnight delivery service to:

    Prudential Capital Group
    Four Embarcadero Center
    Suite 2700
    San Francisco, CA  94111

    Attention:  James F. Evert
    Telephone:  (415) 291-5055

(6) Tax Identification No.: 98-0408643

                       PURCHASER SCHEDULE - SERIES A NOTES

                                               Aggregate
                                               Principal
                                            Amount of Notes          Note
                                            to be Purchased    Denominations(s)
                                            ---------------    ----------------

        PRUDENTIAL RETIREMENT INSURANCE
         AND ANNUITY COMPANY                  $1,025,000         $1,025,000

(1) All payments on account of Notes held by such purchaser shall be made by wire transfer of immediately available funds for credit to:

    Account Name:  PRIAC - SA - Firestone -
                   Privates
    Account No. P86343 (please do not include
                spaces)
    JP Morgan Chase Bank
    New York, NY
    ABA No. 021000021

    Each such wire transfer shall set forth
    the name of the Company, a reference to
    "5.53% Senior Notes due December 20, 2016,
    Security No. INV_____, PPN _____" and the due date and application (as among principal, interest and Yield-Maintenance
    Amount) of the payment being made.

(2) Address for all notices relating to payments:

    Prudential Retirement Insurance and
    Annuity Company
    c/o Prudential Investment Management, Inc.
    Private Placement Trade Management
    PRIAC Administration
    Gateway Center Four, 7th Floor
    100 Mulberry Street
    Newark, NJ 07102

    Telephone:  (973) 802-8107
    Facsimile:  (888) 889-3832

(3) Address for all other communications and notices:

    Prudential Retirement Insurance and
    Annuity Company
    c/o Prudential Capital Group
    Four Embarcadero Center
    Suite 2700
    San Francisco, CA  94111

    Attention:  Managing Director

(4) Address for Delivery of Notes:

    Send physical security by nationwide
    overnight delivery service to:

    Prudential Capital Group
    Four Embarcadero Center
    Suite 2700
    San Francisco, CA  94111

    Attention:  James F. Evert
    Telephone:  (415) 291-5055

(5) Tax Identification No.: 06-1050034

                       PURCHASER SCHEDULE - SERIES B NOTES

                                               Aggregate
                                               Principal
                                            Amount of Notes          Note
                                            to be Purchased    Denominations(s)
                                            ---------------    ----------------

        THE PRUDENTIAL INSURANCE COMPANY
          OF AMERICA                          $50,000,00         $50,000,000

(1) All payments on account of Notes held by such purchaser shall be made by wire transfer of immediately available funds for credit to:

    Account Name: Prudential Managed Portfolio
    Account No.:  P86188 (please do not include
                  spaces)
    JPMorgan Chase Bank
    New York, NY
    ABA No.:  021-000-021

    Each such wire transfer shall set forth
    the name of the Company, a reference to
    "5.55% Senior Notes due March 20, 2017,
    Security No. INV_____, PPN _____" and the due date and application (as among principal, interest and Yield-Maintenance
    Amount) of the payment being made.

(2) Address for all notices relating to payments:

    The Prudential Insurance Company of America
    c/o Investment Operations Group
    Gateway Center Two, 10th Floor
    100 Mulberry Street
    Newark, NJ 07102-4077

    Attention:  Manager, Billings and Collections

(3) Address for all other communications and notices:

    The Prudential Insurance Company of America
    c/o Prudential Capital Group
    Four Embarcadero Center
    Suite 2700
    San Francisco, CA  94111

    Attention:  Managing Director

(4) Recipient of telephonic prepayment notices:

    Manager, Trade Management Group

    Telephone:  (973) 367-3141
    Facsimile:  (888) 889-3832

(5) Address for Delivery of Notes:

    Send physical security by nationwide
    overnight delivery service to:

    Prudential Capital Group
    Four Embarcadero Center
    Suite 2700
    San Francisco, CA  94111

    Attention:  James Evert
    Telephone:  (415) 291-5055

(6) Tax Identification No.: 22-1211670

                       PURCHASER SCHEDULE - SERIES C NOTES

                                               Aggregate
                                               Principal
                                            Amount of Notes          Note
                                            to be Purchased    Denominations(s)
                                            ---------------    ----------------

        THE PRUDENTIAL INSURANCE COMPANY OF
          AMERICA                             $25,000,000        $25,000,000

(1) All payments on account of Notes held by such purchaser shall be made by wire transfer of immediately available funds for credit to:

    Account Name: Prudential Managed Portfolio
    Account No.:  P86188 (please do not include
                  spaces)
    JPMorgan Chase Bank
    New York, NY
    ABA No.:  021-000-021

    Each such wire transfer shall set forth
    the name of the Company, a reference to
    "5.56% Senior Notes due June 20, 2016,
    Security No. INV_____, PPN _____" and the due date and application (as among principal, interest and Yield-Maintenance
    Amount) of the payment being made.

(2) Address for all notices relating to payments:

    The Prudential Insurance Company of America
    c/o Investment Operations Group
    Gateway Center Two, 10th Floor
    100 Mulberry Street
    Newark, NJ 07102-4077

    Attention:  Manager, Billings and Collections

(3) Address for all other communications and notices:

    The Prudential Insurance Company of America
    c/o Prudential Capital Group
    Four Embarcadero Center
    Suite 2700
    San Francisco, CA  94111

    Attention:  Managing Director

(4) Recipient of telephonic prepayment notices:

    Manager, Trade Management Group

    Telephone:  (973) 367-3141
    Facsimile:  (888) 889-3832

(5) Address for Delivery of Notes:

    Send physical security by nationwide
    overnight delivery service to:

    Prudential Capital Group
    Four Embarcadero Center
    Suite 2700
    San Francisco, CA  94111

    Attention:  James Evert
    Telephone:  (415) 291-5055

(6) Tax Identification No.: 22-1211670

                                                                     EXHIBIT A-1

                             [FORM OF SERIES A NOTE]

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THIS SECURITY MAY NOT BE OFFERED, SOLD OR TRANSFERRED EXCEPT (A) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, (B) PURSUANT TO AN APPLICABLE EXEMPTION FROM REGISTRATION THEREUNDER OR (C) IN CIRCUMSTANCES WHERE NEITHER SUCH REGISTRATION NOR SUCH AN EXEMPTION IS REQUIRED.


                            ALEXANDER & BALDWIN, INC.

                5.53% SERIES A SENIOR NOTE DUE DECEMBER 20, 2016


No. A-[__]                                                                [Date]
$[_________]

         FOR VALUE RECEIVED, the undersigned, ALEXANDER & BALDWIN, INC. (the "Company"), a corporation organized and existing under the laws of the State of Hawaii, hereby promises to pay to [___________________________], or registered assigns, the principal sum of [____________________] Dollars ($[____________])
(or an amount equal to the then-unpaid balance of the principal amount hereof) on December 20, 2016, with interest (computed on the basis of a 360-day year of twelve 30-day months) (a) on the unpaid balance thereof at the rate of 5.53% per annum from the date hereof, payable semi-annually on the 20th day of each June and December, commencing with the June 20 or December 20 next succeeding the date hereof, until the principal hereof shall have become due and payable, and
(b) on any overdue payment (including any overdue prepayment) of principal, any overdue payment of interest and any overdue payment of any Yield-Maintenance Amount (as defined in the Agreement (as defined below)), payable semi-annually as aforesaid (or, at the option of the registered holder hereof, on demand), at a rate per annum from time to time equal to the greater of (i) 7.53% or (ii) 2.0% over the rate of interest publicly announced by JPMorgan Chase Bank from time to time in New York City as its prime rate.

         Payments of principal of, interest on and any Yield-Maintenance Amount payable with respect to this Note are to be made at the main office of JPMorgan Chase Bank in New York City or at such other place as the holder hereof shall designate to the Company in writing, in lawful money of the United States of America.

         This Note is one of the Series A Notes (herein called the "Notes") issued pursuant to a Note Purchase and Private Shelf Agreement, dated as of April 19, 2006 (as amended, supplemented, restated or otherwise modified from time to time, the "Agreement"), between the Company, on the one hand, and the other Persons named as parties thereto, on the other, and is entitled to the benefits thereof.

         This Note is a registered Note and, as provided in and subject to the terms of the Agreement, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder's attorney duly authorized in writing, a new Note in the principal amount then outstanding will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company shall not be affected by any notice to the contrary.

         This Note is subject to required and optional prepayment on the terms specified in the Agreement.

         In case an Event of Default, as defined in the Agreement, shall occur and be continuing, the principal of this Note may be declared or otherwise become due and payable in the manner and with the effect provided in the Agreement.

         This Note shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the internal laws of the State of California without giving effect to principles of conflicts of laws.


                                    ALEXANDER & BALDWIN, INC.


                                    By:  _________________________
                                    Name:
                                    Title:

                                    By:  _________________________
                                    Name:
                                    Title:

                                                                     EXHIBIT A-2

                             [FORM OF SERIES B NOTE]

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THIS SECURITY MAY NOT BE OFFERED, SOLD OR TRANSFERRED EXCEPT (A) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, (B) PURSUANT TO AN APPLICABLE EXEMPTION FROM REGISTRATION THEREUNDER OR (C) IN CIRCUMSTANCES WHERE NEITHER SUCH REGISTRATION NOR SUCH AN EXEMPTION IS REQUIRED.


                            ALEXANDER & BALDWIN, INC.

                  5.55% SERIES B SENIOR NOTE DUE MARCH 20, 2017


No. B-[__] [Date]
$[_______]

         FOR VALUE RECEIVED, the undersigned, ALEXANDER & BALDWIN, INC. (the "Company"), a corporation organized and existing under the laws of the State of Hawaii, hereby promises to pay to [___________________________], or registered assigns, the principal sum of [____________________] Dollars ($[____________])
(or an amount equal to the then-unpaid balance of the principal amount hereof) on March 20, 2017, with interest (computed on the basis of a 360-day year of twelve 30-day months) (a) on the unpaid balance thereof at the rate of 5.55% per annum from the date hereof, payable semi-annually on the 20th day of each March and September, commencing with the March 20 or September 20 next succeeding the date hereof, until the principal hereof shall have become due and payable, and
(b) on any overdue payment (including any overdue prepayment) of principal, any overdue payment of interest and any overdue payment of any Yield-Maintenance Amount (as defined in the Agreement (as defined below)), payable semi-annually as aforesaid (or, at the option of the registered holder hereof, on demand), at a rate per annum from time to time equal to the greater of (i) 7.55% or (ii) 2.0% over the rate of interest publicly announced by JPMorgan Chase Bank from time to time in New York City as its prime rate.

         Payments of principal of, interest on and any Yield-Maintenance Amount payable with respect to this Note are to be made at the main office of JPMorgan Chase Bank in New York City or at such other place as the holder hereof shall designate to the Company in writing, in lawful money of the United States of America.

         This Note is one of the Series B Notes (herein called the "Notes") issued pursuant to a Note Purchase and Private Shelf Agreement, dated as of April 19, 2006 (as amended, supplemented, restated or otherwise modified from time to time, the "Agreement"), between the Company, on the one hand, and the other Persons named as parties thereto, on the other, and is entitled to the benefits thereof.

         This Note is a registered Note and, as provided in and subject to the terms of the Agreement, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder's attorney duly authorized in writing, a new Note in the principal amount then outstanding will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company shall not be affected by any notice to the contrary.

         This Note is subject to required and optional prepayment on the terms specified in the Agreement.

         In case an Event of Default, as defined in the Agreement, shall occur and be continuing, the principal of this Note may be declared or otherwise become due and payable in the manner and with the effect provided in the Agreement.

         This Note shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the internal laws of the State of California without giving effect to principles of conflicts of laws.


                                    ALEXANDER & BALDWIN, INC.


                                    By:  _________________________
                                    Name:
                                    Title:

                                    By:  _________________________
                                    Name:
                                    Title:

                                                                     EXHIBIT A-3

                             [FORM OF SERIES C NOTE]

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THIS SECURITY MAY NOT BE OFFERED, SOLD OR TRANSFERRED EXCEPT (A) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, (B) PURSUANT TO AN APPLICABLE EXEMPTION FROM REGISTRATION THEREUNDER OR (C) IN CIRCUMSTANCES WHERE NEITHER SUCH REGISTRATION NOR SUCH AN EXEMPTION IS REQUIRED.


                            ALEXANDER & BALDWIN, INC.

                  5.56% SERIES C SENIOR NOTE DUE JUNE 20, 2016


No. C-[__] [Date]
$[_______]

         FOR VALUE RECEIVED, the undersigned, ALEXANDER & BALDWIN, INC. (the "Company"), a corporation organized and existing under the laws of the State of Hawaii, hereby promises to pay to [___________________________], or registered assigns, the principal sum of [____________________] Dollars ($[____________])
(or an amount equal to the then-unpaid balance of the principal amount hereof) on June 20, 2016, with interest (computed on the basis of a 360-day year of twelve 30-day months) (a) on the unpaid balance thereof at the rate of 5.56% per annum from the date hereof, payable semi-annually on the 20th day of each June and December, commencing with the June 20 or December 20 next succeeding the date hereof, until the principal hereof shall have become due and payable, and
(b) on any overdue payment (including any overdue prepayment) of principal, any overdue payment of interest and any overdue payment of any Yield-Maintenance Amount (as defined in the Agreement (as defined below)), payable semi-annually as aforesaid (or, at the option of the registered holder hereof, on demand), at a rate per annum from time to time equal to the greater of (i) 7.56% or (ii) 2.0% over the rate of interest publicly announced by JPMorgan Chase Bank from time to time in New York City as its prime rate.

         Payments of principal of, interest on and any Yield-Maintenance Amount payable with respect to this Note are to be made at the main office of JPMorgan Chase Bank in New York City or at such other place as the holder hereof shall designate to the Company in writing, in lawful money of the United States of America.

         This Note is one of the Series C Notes (herein called the "Notes") issued pursuant to a Note Purchase and Private Shelf Agreement, dated as of April 19, 2006 (as amended, supplemented, restated or otherwise modified from time to time, the "Agreement"), between the Company, on the one hand, and the other Persons named as parties thereto, on the other, and is entitled to the benefits thereof.

         This Note is a registered Note and, as provided in and subject to the terms of the Agreement, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder's attorney duly authorized in writing, a new Note in the principal amount then outstanding will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company shall not be affected by any notice to the contrary.

         This Note is subject to required and optional prepayment on the terms specified in the Agreement.

         In case an Event of Default, as defined in the Agreement, shall occur and be continuing, the principal of this Note may be declared or otherwise become due and payable in the manner and with the effect provided in the Agreement.

         This Note shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the internal laws of the State of California without giving effect to principles of conflicts of laws.


                                    ALEXANDER & BALDWIN, INC.


                                    By:  _________________________
                                    Name:
                                    Title:

                                    By:  _________________________
                                    Name:
                                    Title:

                                                                     EXHIBIT A-4

                              [FORM OF SHELF NOTE]

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THIS SECURITY MAY NOT BE OFFERED, SOLD OR TRANSFERRED EXCEPT (A) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, (B) PURSUANT TO AN APPLICABLE EXEMPTION FROM REGISTRATION THEREUNDER OR (C) IN CIRCUMSTANCES WHERE NEITHER SUCH REGISTRATION NOR SUCH AN EXEMPTION IS REQUIRED.



                            ALEXANDER & BALDWIN, INC.

                             SERIES ___ SENIOR NOTE


No.
ORIGINAL PRINCIPAL AMOUNT:
ORIGINAL ISSUE DATE:
INTEREST RATE:
INTEREST PAYMENT DATES:
FINAL MATURITY DATE:
PRINCIPAL PREPAYMENT DATES AND AMOUNTS:


         FOR VALUE RECEIVED, the undersigned, ALEXANDER & BALDWIN, INC.
(herein called the "Company"), a corporation organized and existing under the laws of the State of Hawaii, hereby promises to pay to ___________________, or registered assigns, the principal sum of ______________DOLLARS payable
[on the Principal Prepayment Dates and in the amounts specified above, and] on the Final Maturity Date specified above [in an amount equal to the unpaid balance of the principal amount hereof,] with interest (computed on the basis of a 360-day year--30-day month)(a) on the unpaid balance thereof at the Interest Rate per annum specified above, on each Interest Payment Date specified above and on the Final Maturity Date specified above, commencing with the Interest Payment Date next succeeding the date hereof, until the principal hereof shall have become due and payable, and (b) on any overdue payment (including any overdue prepayment) of principal, any overdue payment of Yield-Maintenance Amount and any overdue payment of interest, payable on each Interest Payment Date as aforesaid (or, at the option of the registered holder hereof, on demand), at a rate per annum from time to time equal to the greater of (i) 2% over the Interest Rate specified above or (ii) 2% over the rate of interest publicly announced by JPMorgan Chase Bank from time to time in New York City as its prime rate.

         Payments of principal, Yield-Maintenance Amount, if any, and interest are to be made at the main office of JPMorgan Chase Bank in New York City or at such other place as the holder hereof shall designate to the Company in writing, in lawful money of the United States of America.

         This Note is one of a series of Senior Notes (herein called the "Notes") issued pursuant to a Note Purchase and Private Shelf Agreement, dated as of April 19, 2006 (herein called the "Agreement"), between the Company, on the one hand, and Prudential Investment Management, Inc. and each Prudential Affiliate (as defined in the Agreement) which is named as or becomes party thereto, on the other hand, and is entitled to the benefits thereof.

         This Note is subject to optional prepayment, in whole or from time to time in part, on the terms specified in the Agreement.

         This Note is a registered Note and, as provided in the Agreement, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder's attorney duly authorized in writing, a new Note for the then outstanding principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company shall not be affected by any notice to the contrary.

         In case an Event of Default shall occur and be continuing, the principal of this Note may be declared or otherwise become due and payable in the manner and with the effect provided in the Agreement.

         Capitalized terms used and not otherwise defined herein shall have the meanings (if any) provided in the Agreement.

         This Note shall be construed and enforced in accordance with the internal law of the State of California.

                                    ALEXANDER & BALDWIN, INC.


                                    By:  _________________________
                                    Title:

                                    By:  _________________________
                                    Title:

                                                                       EXHIBIT B


                         [FORM OF REQUEST FOR PURCHASE]


                            ALEXANDER & BALDWIN, INC.


         Reference is made to the Note Purchase and Private Shelf Agreement (the "Agreement"), dated as of April 19, 2006 between Alexander & Baldwin, Inc. (the "Company"), on the one hand, and Prudential Investment Management, Inc. and each Prudential Affiliate which is named as or becomes party thereto, on the other hand. Capitalized terms used and not otherwise defined herein shall have the respective meanings specified in the Agreement.

         Pursuant to paragraph 2B(3) of the Agreement, the Company hereby makes the following Request for Purchase:

         1. Aggregate principal amount of the Notes covered hereby
            (the "Notes")............................$____________________


         2. Individual specifications of the Notes:

                                            Principal
                  Final                     Prepayment                Interest
Principal         Maturity                  Dates and                 Payment
Amount(1)         Date(2)                   Amounts(2)                Period
---------         -------                   ----------                ------



         3. Use of proceeds of the Notes:

         4. Proposed day for the closing of the purchase and sale of the
            Notes:

_____________________
(1) Minimum principal amount of $5,000,000.
(2) Maturity of not more than twenty years and average life of not more than fifteen years.


         5. The purchase price of the Notes is to be transferred to:

                  Name, Address
                  and ABA Routing                    Number of
                  Number of Bank                     Account
                  --------------                     -------



         6. The Company certifies (a) that the representations and warranties contained in paragraph 8 of the Agreement are true on and as of the date of this Request for Purchase and (b) that there exists on the date of this Request for Purchase no Event of Default or Default.



Dated:                            ALEXANDER & BALDWIN, INC.



                                  By:
                                     ----------------------------------

                                  Title:
                                        -------------------------------


                                  By:
                                     ----------------------------------

                                  Title:
                                        -------------------------------

                                                                       EXHIBIT C

                      [FORM OF CONFIRMATION OF ACCEPTANCE]


                            ALEXANDER & BALDWIN, INC.


         Reference is made to the Note Purchase and Private Shelf Agreement (the "Agreement"), dated as of April 19, 2006 between Alexander & Baldwin, Inc. (the "Company"), on the one hand, and Prudential Investment Management, Inc. ("Prudential") and each Prudential Affiliate which is named as or becomes party thereto, on the other hand. All terms used herein that are defined in the Agreement have the respective meanings specified in the Agreement.

         Prudential or the Prudential Affiliate which is named below as a Purchaser of Notes hereby confirms the representations as to such Notes set forth in paragraph 9 of the Agreement, and agrees to be bound by the provisions of paragraphs 2B(5) and 2C of the Agreement relating to the purchase and sale of such Notes and by the provisions of the penultimate sentence of paragraph 11A of the Agreement.

         Pursuant to paragraph 2B(5) of the Agreement, an Acceptance with respect to the following Accepted Notes is hereby confirmed:

I.  Accepted Notes: Aggregate principal amount $

    (A) (a) Name of Purchaser:
        (b) Principal amount:
        (c) Final maturity date:
        (d) Principal prepayment dates and amounts:
        (e) Interest rate:
        (f) Interest payment period:
        (g) Payment and notice instructions: As set forth on attached Purchaser Schedule

    (B) (a) Name of Purchaser:
        (b) Principal amount:
        (c) Final maturity date:
        (d) Principal prepayment dates and amounts:
        (e) Interest rate:
        (f) Interest payment period:
        (g) Payment and notice instructions: As set forth on attached Purchaser Schedule

        [(C), (D)... same information as above.]

II. Closing Day:


Dated:                            ALEXANDER & BALDWIN, INC.


                                  By:
                                       ---------------------------------------
                                  Title:
                                          ------------------------------------

                                  By:
                                       ---------------------------------------
                                  Title:
                                          ------------------------------------



                                  [EACH APPLICABLE PRUDENTIAL
                                    AFFILIATE]

                                                                       EXHIBIT D


                 [FORM OF OPINION OF COMPANIES' SPECIAL COUNSEL]


                  ..................                           [Date of Closing]

[Each Purchaser]
c/o Prudential Capital Group
Four Embarcadero Center
Suite 2700
San Francisco, California 94111

Ladies and Gentlemen:

         As the Chief Legal Officer of Alexander & Baldwin, Inc., a Hawaii corporation (the "Company"), I am familiar with the Note Purchase and Private Shelf Agreement, dated as of April 19, 2006, between the Company, on the one hand, and Prudential Investment Management, Inc. and each Prudential Affiliate which is named as or may become party thereto, on the other hand (the "Agreement"), pursuant to which the Company has issued to you today its ___% Series ___ Senior Notes in the aggregate principal amount of $________ (the "Notes"). All capitalized terms used herein that are defined in the Agreement shall have, unless otherwise defined herein, the respective meanings specified in the Agreement. This letter is being delivered to you in satisfaction of the condition set forth in clause (v) of paragraph 3A of the Agreement and with the understanding that you are purchasing the Notes in reliance on the opinions expressed herein.


         In this connection, I have examined such certificates of public officials, certificates of officers of the Company and copies certified to my satisfaction of documents and records of the Company, and have made such other investigations, as I have deemed relevant and necessary as a basis for my opinion hereinafter set forth. I have relied upon such certificates of public officials and of officers of the Company with respect to the accuracy of material factual matters contained therein which I have not independently established. With respect to the opinion expressed in paragraph 6 below, I have also relied upon the representation made by each Purchaser in paragraph 9 of the Agreement.

         Based on the foregoing, it is my opinion that:

         1. The Company is a corporation duly organized and validly existing in good standing under the laws of the State of Hawaii, with the corporate power, authority and legal right to conduct its business as presently conducted.

         2. The Company has the full corporate power, authority and legal right to execute and deliver the Agreement and the Notes and to perform and observe its obligations thereunder.

         3. The Agreement and the Notes have been duly authorized by all requisite corporate action on the part of the Company and have been duly executed and delivered by authorized officers of the Company and constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as enforceability may be (A) limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting the enforcement of creditors' rights generally and (B) subject to the application of general principles of equity.

         4. The execution and delivery of the Agreement and the Notes by the Company do not, and the performance and observance of the terms thereof will not, breach, conflict with or contravene any provisions in the articles of incorporation or by-laws of the Company or any provision of any material law or regulation applicable to the Company or its properties or other assets.

         5. The execution and delivery of the Agreement and the Notes do not, and the performance and observance of the terms thereof will not, (A) conflict with, (B) result in any breach of the terms, conditions or provisions of, (C) constitute a default under or violation of, or (D) result in or permit the creation or imposition of any Lien upon any of the properties or other assets of the Company pursuant to, any material order, judgment, decree, indenture, mortgage or any other material agreement or instrument known to me after due inquiry.

         6. The issuance, sale and delivery of the Notes to you is an exempt transaction under the Securities Act, and does not require the registration of the Notes under the Securities Act, nor is qualification of an indenture in respect of the Notes required under the Trust Indenture Act of 1939, as amended.

         7. The Company is not (A) an "investment company" within the meaning of the Investment Company Act of 1940, as amended or (B) a "public utility" within the meaning of the Federal Power Act, as amended.

         8. The Company is eligible for waiver of or exemption from the accounting, record retention, reporting and cost allocation requirements of the Public Utility Holding Company Act of 2005 and the regulations of the Federal Energy Regulatory Commission related to accounting, record retention, reporting and cost allocation requirements promulgated thereunder.

         9. The extension, arranging and obtaining of the credit represented by the Notes does not result in any violation of Regulation U or X of the Board of Governors of the Federal Reserve System.

         This opinion speaks only as of its date. I render no opinion as to matters involving the laws of any jurisdiction other than the State of Hawaii, the Federal laws of the United States of America and judicial interpretations thereof. I assume no obligation to revise or supplement this opinion letter should the present laws of the State of Hawaii or Federal laws be changed by legislative action, judicial decision or otherwise. I have assumed, for the purposes of this opinion, that Hawaii law would be the same in all material respects as California law, the governing law selected in the Agreement, and I am not aware of any differences between California and Hawaii law that would materially affect the opinions contained herein.

         This opinion is rendered solely for your benefit, and may not be relied upon by any other Person without my prior written consent, except that you may provide this opinion to regulatory authorities (including, without limitation, the National Association of Insurance Commissioners) for review should they so request or in connection with their normal examinations or to a prospective Transferee for review but such Person may not rely upon this opinion without my prior written consent.

                                  Very truly yours,

                                 SCHEDULE 6B(1)
             (Liens in existence other than those specified in
                      paragraphs 6B(1) (i) - 6B(1) (iv))

Promissory Note and Mortgage Agreements, dated September 18, 2003, related to the Deer Valley Financial Center more fully described on Schedule 8G, that was assumed on June 6, 2005 by the Company and its subsidiaries (including: A&B Deer Valley LLC, ABP Deer Valley LLC, WDCI Deer Valley LLC, Alexander & Baldwin, Inc.). The balance outstanding being $11,320,000.

Claims by native Hawaiians or others (excluding lenders to the Company or its Subsidiaries) to lands owned by the Company or its Subsidiaries in the State of Hawaii, or to rights in such lands.

Kuleanas that may be present in respect of lands owned in whole or in part by the Company or its Subsidiaries in the State of Hawaii.

The statutory reservation to the State of Hawaii of all mineral and metallic mines for certain properties owned by the Company or its Subsidiaries in the State of Hawaii.

The foregoing are not expected to have any material adverse effect on the ownership or use by the Company and its Subsidiaries of their properties.

                                   SCHEDULE 8G

1.  Third Amended and Restated Revolving Credit and Term Loan
    Agreement, dated November 19, 2001, among Alexander & Baldwin, Inc. and First Hawaiian Bank and other institutions, as amended.

2. Note Agreement among Alexander & Baldwin, Inc. and The Prudential Insurance Company of America, dated as of June 4, 1993, as amended.

3. Grid Note Agreement between Alexander & Baldwin, Inc. and First Hawaiian Bank, dated December 30, 1993, as amended.

4.  Private Shelf Agreement between Alexander & Baldwin, Inc. and
    Prudential Insurance Company of America, dated as of August 2, 1996, as amended.

5.  Private Shelf Agreement between Alexander & Baldwin, Inc. and
    Prudential Insurance Company of America, dated as of April 25, 2001, as amended.

6.  Private Shelf Agreement between Alexander & Baldwin, Inc. and
    Prudential Investment Management, Inc. and related entities, dated as of November 25,2003, as amended.

7.  Floating Continuing Guarantee, dated July 29, 2005, among
    Alexander & Baldwin, Inc., American AgCredit, PCA and other financial institutions.

Note: The agreements noted above for numbers 2, 3 and 4 were also with A&B Hawaii, Inc.; a wholly owned subsidiary of A&B that was merged into A&B effective December 31, 1999.

                                                      April 19, 2006


ALEXANDER & BALDWIN, INC.
822 Bishop Street
Honolulu, Hawaii  96813

Gentlemen:

Reference is made to (i) the Private Shelf Agreement (the "1996 Agreement"), dated as of August 2, 1996, by and between Alexander & Baldwin, Inc. (the "Company"), on the one hand, and The Prudential Insurance Company of America ("Prudential") and each Prudential Affiliate (as defined therein) that has become bound by certain provisions thereof, on the other hand, (ii) the Private Shelf Agreement (the "2001 Agreement") dated as of April 25, 2001, by and between the Company, on the one hand and Prudential and each Prudential Affiliate (as defined therein) that has become bound by certain provisions thereof, on the other hand, (iii) the Private Shelf Agreement (the "2003 Agreement" and, together with the 1996 Agreement and the 2001 Agreement the "Existing Agreements") dated as of November 25, 2003, by and between the Company, on the one hand, and Prudential Investment Management, Inc.("PIM") and each Prudential Affiliate (as defined therein) that has become bound by certain provisions thereof, on the other hand and (iv) the Note Purchase and Private Shelf Agreement (the "2006 Agreement") dated as of April 19, 2006, by and between the Company, on the one hand, and PIM and each Prudential Affiliate (as defined therein) that is or may become bound by certain provisions thereof on the other hand.

Pursuant to paragraph 11C of each of the Existing Agreements and as a condition to the Company entering into the 2006 Agreement and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the undersigned and the Company hereby agree that:

1. (a) Notwithstanding anything in paragraph 6 of any Existing Agreement to the contrary, the Company shall be deemed to be in compliance with or in default under (as the case may be) paragraph 6 of each of the Existing Agreements by being in compliance with or in default under (as the case may be) paragraph 6 of the 2006 Agreement as the same may be amended or otherwise modified from time to time.

   (b) No termination of the 2006 Agreement in whole or in part shall affect the continued application to the Existing Agreements of paragraph 6 of the 2006 Agreement and, upon the written request of the Company or any of the undersigned then party to an Existing Agreement, paragraph 6 of each such Existing Agreement shall be amended to restate such paragraph in substantially the same form as then existing in paragraph 6 of the 2006 Agreement.

2. Notwithstanding anything to the contrary herein, the foregoing shall be of no further force and effect on or after July 27, 2007, if on or before such date at least $100,000,000 of notes have not been issued pursuant to the 2006 Agreement.

3. Pursuant to Paragraph 11C of the 2003 Agreement, the Company and PIM agree that the Issuance Period in the 2003 Agreement shall terminate effective the date hereof.

4. Notwithstanding anything in paragraph 5A of any Existing Agreement to the contrary, the Company shall not be required to deliver an auditor's certificate of non-default in connection with the Company's periodic delivery of audited financial statements pursuant to paragraph 5A of any Existing Agreement.
5. This letter agreement shall be governed by the law of the State of California.

If you are in agreement with the foregoing, please execute each of the enclosed counterparts of this letter agreement in the space indicated below and return them to Prudential Capital Group at: Four Embarcadero Center, Suite 2700, San Francisco, CA 94111, Attention: James F. Evert. This letter agreement shall be effective as of the date first appearing above upon its execution and delivery by each party named as a signatory hereto.

                                   Sincerely,

                                   THE PRUDENTIAL INSURANCE
                                        COMPANY OF AMERICA



                                   By:  /s/ Mitchell Reed
                                        ---------------------------------------
                                   Title:  Vice President


                                   PRUCO LIFE INSURANCE COMPANY



                                   By:  /s/ Mitchell Reed
                                        ---------------------------------------
                                   Title:  Vice President


                                   PRUCO LIFE INSURANCE COMPANY
                                            OF NEW JERSEY



                                   By:  /s/ Mitchell Reed
                                        ---------------------------------------
                                   Title:  Vice President


                                   PRUDENTIAL INVESTMENT
                                        MANAGEMENT, INC.



                                   By:  /s/ Mitchell Reed
                                        ---------------------------------------
                                   Title:  Vice President




Acknowledged and agreed:

ALEXANDER & BALDWIN, INC.



By:  /s/ W. Allen Doane
     --------------------------------------
Title:  President & CEO


By:  /s/ Christopher J. Benjamin
     --------------------------------------
Title:  Senior Vice President & CFO